UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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THE DRESS BARN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE DRESS BARN, INC.
30 Dunnigan Drive
Suffern, New York 10901

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The Annual Meeting of Shareholders of The Dress Barn, Inc. (the “Company”) will be held at the corporate offices of the Company, 30 Dunnigan Drive, Suffern, New York on Wednesday, December 9, 2009, at 2:00 p.m., for the following purposes:

1.	To elect as directors the two nominees named in the attached proxy statement to serve on our Board of Directors for three-year terms and until their successors are duly elected and qualified;

2.	To amend and re-approve under Internal Revenue Code Section 162(m) the material terms of performance-based awards under the Company’s Executive 162(m) Bonus Plan, as amended;

3.	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as our independent auditors for the fiscal year ending July 31, 2010; and

4.	To act upon any other business that may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on October 9, 2009 are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Elliot S. Jaffe
Chairman of the Board

November 9, 2009

TABLE OF CONTENTS
Page
General Information About These Materials	1

Important Notice Regarding the Availability of Proxy Materials for the 2009 Annual Meeting of Shareholders	1

Questions and Answers About our 2009 Annual Meeting of Shareholders	1

Questions and Answers About our Board of Directors and Corporate Governance Matters	5

Fiscal 2009 Director Compensation Table	8

Security Ownership of Certain Beneficial Owners, Directors and Management	10

Proposal One: Election of Directors	13

Executive Compensation	15

Compensation Discussion and Analysis	15

Compensation and Stock Incentive Committee Report	24

Summary Compensation Table	25

Grants of Plan-Based Awards in Fiscal 2009	27

Outstanding Equity Awards at Fiscal Year-End 2009	29

Option Exercises and Stock Vested in Fiscal 2009	30

Pension Benefits	31

Employment Agreements and Employment Letters	31

Nonqualified Deferred Compensation in Fiscal 2009	32

Potential Payments Upon Termination or Change in Control	33

Securities Authorized for Issuance Under Equity Compensation Plans	36

Section 16(a) Beneficial Ownership Reporting Compliance	36

Interest of Management and Others in Certain Transactions; Related Party Transactions	36

Proposal Two: To amend and re-approve under Internal Revenue Code Section 162(m) the material terms of performance-based awards under the Company’s Executive 162(m) Bonus Plan, as amended	38

Proposal Three: Ratification of the Engagement of Independent Auditors	41

Information Regarding the Independent Auditors	41

Fees Paid to Independent Auditors	41

Audit Committee Report	42

Annex A—The Dress Barn, Inc. Executive 162(m) Bonus Plan, as amended	A-1

THE DRESS BARN, INC.
30 Dunnigan Drive
Suffern, New York 10901

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
December 9, 2009

GENERAL INFORMATION ABOUT THESE MATERIALS

This proxy statement describes matters on which we would like you, as a shareholder, to vote at our 2009 Annual Meeting of Shareholders. It also gives you information on these matters so that you can make informed decisions. You are receiving a proxy statement and proxy card from us because our records indicate that you owned shares of our common stock on October 9, 2009, the record date for the meeting.

Our Board of Directors is soliciting your proxy to be used at the meeting. When you sign the proxy card, you appoint two of our directors, Elliot S. Jaffe and Klaus Eppler, as your representatives at the meeting. One or both of these individuals, or a substitute if necessary, will vote your shares at the meeting as you have instructed them on the proxy card. If you sign and deliver your proxy card, but you do not provide voting instructions, your proxy representative will vote in favor of the two nominees for director and, subject to applicable rules and regulations, in favor of Proposals Two and Three, and with respect to any other matter that may be presented at the annual meeting, in the discretion of the proxy representative. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change. Proxy materials, including this proxy statement, are first being sent to shareholders on or about November 9, 2009.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, DECEMBER 9, 2009

This proxy statement and our annual report for the fiscal year ending July 25, 2009 are available at https://materials.proxyvote.com/261570.

For the date, time, location and information on how to obtain directions to attend the 2009 Annual Meeting of Shareholders as well as identification of the matters to be voted upon at the meeting, please see “Questions and Answers about our 2009 Annual Meeting of Shareholders” below.

QUESTIONS AND ANSWERS
ABOUT OUR 2009 ANNUAL MEETING OF SHAREHOLDERS

When and where will the meeting take place?

The 2009 Annual Meeting of Shareholders will be held on Wednesday, December 9, 2009, at 2:00 p.m., at our corporate offices, 30 Dunnigan Drive, Suffern, New York.

What is the purpose of the meeting?

At the annual meeting, you will be asked to vote on the following matters:
•	To elect as directors the two nominees named in the proxy statement to serve on our Board of Directors for three-year terms and until their successors are duly elected and qualified;
•	To amend and re-approve under Internal Revenue Code Section 162(m) the material terms of performance-based awards under the Company’s Executive 162(m) Bonus Plan, as amended;
•	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as our independent auditors for the fiscal year ending July 31, 2010; and
•	To act upon any other business that may properly come before the meeting or any adjournment of the meeting.

Could other matters be decided at the meeting?

Our By-laws require prior notification of a shareholder’s intent to request a vote on other matters at the annual meeting. The deadline for notification has passed, and we are not aware of any other matters that could be brought before the meeting. However, if any other business is properly presented at the meeting, your signed proxy card gives authority to Elliot S. Jaffe and Klaus Eppler, the persons referred to as proxy holders on the proxy card (or a substitute if necessary), to vote your shares on such matters at their discretion.

Who is entitled to attend the meeting?

All shareholders who owned our common stock at the close of business on October 9, 2009, which is called the record date for the meeting, or their duly appointed proxies, may attend the meeting. Registration begins at 1:30 p.m.

Who is entitled to vote at the meeting?

All shareholders who owned our common stock at the close of business on the record date, October 9, 2009, are entitled to attend and vote at the meeting and at any adjournment or postponement of the meeting.

How many votes do I have?

You have one vote for each share of our common stock that you owned on the record date.

How many votes must be present to hold the annual meeting?

The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the meeting. Once a share of the Company’s common stock is represented for any purpose at the annual meeting, it is deemed present for quorum purposes for the annual meeting and for any adjournment of the annual meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether there is a quorum. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee does not have the necessary voting power for that proposal and has not received instructions from the beneficial owner. In order for us to determine that enough votes will be present to hold the meeting, we urge you to vote in advance by proxy even if you plan to attend the meeting.

Assuming a quorum is present, how many votes will be required to approve the proposals?

•	A plurality of the votes cast at the annual meeting will elect the two nominees to serve as directors;

•
The proposal to amend and re-approve under Internal Revenue Code Section 162(m) the material terms of performance-based awards under the Company’s Executive 162(m) Bonus Plan, as amended, will be approved if the votes cast in favor of the proposal exceed the votes cast in opposition to the proposal; and

•	The proposal to ratify the appointment of the independent auditors will be approved if the votes cast in favor of the proposal exceed the votes cast in opposition to the proposal.

Abstentions and broker non-votes have no impact on the vote on any of the proposals.

How many votes may be cast by all shareholders?

A total of 60,804,377 votes may be cast at the meeting, consisting of one vote for each share of our common stock outstanding on the record date.

How do I vote?

You may vote in person at the meeting or vote by proxy as described below.

If you vote by proxy, your shares will be voted at the meeting in the manner you indicate. If you sign and return your proxy card, but don’t specify how you want your shares to be voted, they will be voted for the two nominees named under the caption “PROPOSAL ONE – ELECTION OF DIRECTORS”, in favor of Proposals Two and Three, and, with respect to any other matter that may be presented at the annual meeting, in the discretion of the proxy holders named in your proxy card.

May I change or revoke my vote after I submit my proxy?

Yes. To change your vote previously submitted by proxy, you may:

•	cast a new vote by mailing a new proxy card with a later date; or

•	if your shares are held through a broker (or other holder of record), contact your broker (or other holder of record) to cast a new vote; or

•	if you hold shares in your name, attend the annual meeting and vote in person.

If you wish to revoke rather than change your vote, written revocation must be received by our Corporate Secretary prior to the meeting.

What are the Board’s voting recommendations?

Our board of directors recommends a vote:

•	FOR the election of the two nominees named under the caption “PROPOSAL ONE — ELECTION OF DIRECTORS” to serve as directors;

•
FOR the proposal to amend and re-approve under Internal Revenue Code Section 162(m) the material terms of performance- based awards under the Company’s Executive 162(m) Bonus Plan, as amended, under the caption “PROPOSAL TWO — TO AMEND AND RE-APPROVE THE COMPANY’S EXECUTIVE 162(M) BONUS PLAN, AS AMENDED”; and

•	FOR the ratification of the independent auditors under the caption “PROPOSAL THREE — RATIFICATION OF THE ENGAGEMENT OF INDEPENDENT AUDITORS”.

Unless you give other instructions on your proxy card, the persons referred to as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors.

What if I participate in the Company’s 401(k) Savings Plan (the “401(k)”)?

If you are a participant in the Company’s 401(k) Savings Plan (the “401(k)”) and own shares of the Company’s common stock in your 401(k) account as of the record date, you will receive, with respect to the number of shares held for your account under the 401(k) as of the record date for the annual meeting, a proxy card which will serve as a voting instruction to the trustee of the 401(k) with respect to shares held for your account. Unless the proxy card is signed and returned, shares held in your account under the 401(k) will not be voted.

What happens if I do not vote by proxy?

If you do not vote by proxy, the shares held in your name will not be voted unless you vote in person at the meeting. If you hold your shares through a broker and you do not provide your broker with specific instructions, your shares may be voted with respect to the proposals at your broker’s discretion, subject to applicable rules and regulations. If the broker does not vote those shares, these broker non-votes will have no effect on the outcome of the proposal.

How can I attend the annual meeting?

Shareholders as of the close of business on the record date, October 9, 2009, may attend the annual meeting. You may obtain directions to attend the meeting and vote in person by contacting our Investor Relations department at (845) 369-4600.

What happens if the annual meeting is postponed or adjourned?

If the meeting is postponed or adjourned, your proxy will remain valid and may be voted when the meeting is convened or reconvened. You may change or revoke your proxy until it is voted.

Will your independent registered public accounting firm participate in the meeting?

Yes. Our independent registered public accounting firm is Deloitte & Touche LLP. A representative of Deloitte & Touche LLP will be present at the meeting, will be available to answer any questions you may have and will have the opportunity to make a statement.

Are members of the Board of Directors required to attend the meeting?

Directors are encouraged, but not required, to attend the Company’s annual meeting of shareholders. All of our directors attended the 2008 Annual Meeting of Shareholders.

Who will pay the expenses incurred in connection with the solicitation of my vote?

We pay all costs and expenses related to preparation of these proxy materials and solicitation of your vote and all annual meeting expenses. We may retain a proxy solicitation firm to assist in the solicitation of proxies from shareholders for a fee, plus reimbursement for certain out-of-pocket expenses. In addition to soliciting proxies by mail, we may solicit proxies by telephone and personal contact. None of our directors, officers or employees will be specially compensated for these activities. We reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock, but we will not pay any compensation for their services.

Why did I receive more than one set of proxy materials?

If your household is receiving multiple copies of our annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to: The Dress Barn, Inc., 30 Dunnigan Drive, Suffern, New York 10901, Attention: Investor Relations.

You also may receive multiple sets of proxy materials if you hold your shares of our common stock in multiple accounts (such as through a brokerage account and an employee benefit plan, such as the 401(k)). You should vote your shares as described in each proxy or instruction card you receive.

How do I obtain a separate set of proxy materials if I share an address with other shareholders?

In order to reduce printing and postage costs, only one annual report and proxy statement is being delivered to multiple shareholders sharing an address unless the Company received contrary instructions from one or more of the shareholders sharing that address. If your household has received only one annual report and one proxy statement, the Company will deliver promptly a separate copy of the annual report and the proxy statement to any shareholder who sends a written request to: The Dress Barn, Inc., 30 Dunnigan Drive, Suffern, New York 10901, Attention: Investor Relations. If you wish to receive a separate annual report and proxy statement in the future, you can notify the Company by mailing a written request to the address above or by calling our Investor Relations Department at 845-369-4600.

Can I view these proxy materials electronically?

Yes. You may access the proxy statement and our annual report on our website at https://materials.proxyvote.com/261570. You can view all of our other filings with the Securities and Exchange Commission on our website at www.dressbarn.com. Click on “Investor Relations”, then under “Investor Relations Menu” click on “SEC”.

How can I receive copies of the Company’s year-end SEC filings?

We will furnish without charge to any shareholder who requests, in writing, a copy of this proxy statement and/or our Annual Report on Form 10-K, including financial statements and related schedules, for the fiscal year ended July 25, 2009, as filed with the SEC. Any such request should be directed to The Dress Barn, Inc., 30 Dunnigan Drive, Suffern, New York 10901, Attention: Investor Relations.

How do shareholders submit proposals for the Company’s 2010 Annual Meeting of Shareholders?

You may present matters for consideration at our next annual meeting either by: (i) having the matter included in our proxy statement and listed on our proxy card, or (ii) giving us timely advance notice of your intention to properly bring other business before the meeting.

To have your proposal included in our proxy statement and listed on our proxy card for the 2010 annual meeting, we must receive your proposal by July 12, 2010 and such proposal must otherwise comply with Rule 14a-8, as promulgated under the Securities Exchange Act of 1934.

To submit any other matter to a vote at the 2010 Annual Meeting (other than a shareholder proposal to be included in the Company’s proxy materials, as described in the paragraph above), we must receive written notification of your proposal by July 12, 2010 and such proposal must otherwise comply with the advance notice provision and other requirements of Article II, Section 7 of the Company’s By-laws, which are on file with the SEC (as Exhibit 3.4 to the Company’s Annual Report on Form 10-K filed with the SEC on September 24, 2008) and may be obtained from the Company upon written request.

Whether you desire to have your proposal included in the Company’s proxy statement for the 2010 Annual Meeting or otherwise brought before such meeting, you may submit your proposal in writing to: The Dress Barn, Inc., 30 Dunnigan Drive, Suffern, New York 10901, Attention: Investor Relations.

Can I see a list of shareholders entitled to vote at the 2009 Annual Meeting?

A complete list of the shareholders entitled to vote at the 2009 Annual Meeting is available for inspection at the principal office of the Company upon written request to the Company by a shareholder, and at all times during the 2009 annual meeting at the place of the meeting.

QUESTIONS AND ANSWERS
ABOUT OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

What is the makeup of the Board of Directors and how often are members elected?

Our Board of Directors currently has six members, divided into three classes, each with a staggered three-year term of office. Only two directors whose terms are expiring as of the date of the 2009 annual meeting shall stand for election this year.  We have agreed to appoint Michael W. Rayden, Chairman of the Board and Chief Executive Officer of Tween Brands, Inc. to our Board of Directors on the consummation of the pending acquisition of Tween Brands, Inc., which is currently scheduled to occur prior to the date of the 2009 Annual Meeting of Shareholders.

How often did the Board of Directors meet in fiscal 2009?

The Board of Directors met ten times during fiscal 2009 and otherwise accomplished its business through the work of the committees described below. Each incumbent director attended at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during fiscal 2009.

Do the non-management directors meet in regularly scheduled executive sessions?

Yes. The non-management members of our Board of Directors meet in regularly scheduled executive sessions without any members of management present.

How does the Board determine which directors are independent?

Our Board of Directors determines whether an individual director satisfies all of the independence standards of the SEC and the NASDAQ Global Select Market, as such standards may be amended from time to time, and also that the director has no material relationships with us (either directly or as a partner, shareholder or officer of any entity) that would be inconsistent with a finding of independence.

Which directors have been designated as independent?

Based on the analysis described below under the caption “Independence Determinations”, the Board affirmatively determined that a majority of the directors who will continue to serve on the Board following the annual meeting are independent. They include Kate Buggeln, Klaus Eppler, Randy L. Pearce and John Usdan.

What are the standing committees of the Board?

Our Board of Directors has three standing committees: the Audit Committee, the Nominating Committee and the Compensation and Stock Incentive Committee, which is also referred to herein as our “Compensation Committee”.

Who are the members of the standing committees?

Committee	Members	Chairperson

Audit Committee	Kate Buggeln	Randy L. Pearce
Randy L. Pearce
John Usdan

Nominating Committee	Klaus Eppler	Klaus Eppler
John Usdan

Compensation and Stock Incentive Committee	Kate Buggeln	John Usdan
Randy L. Pearce
John Usdan

Are all of the members of the standing committees independent?

Yes. The Board of Directors has determined that the members of each of the standing Committees are independent.

Do all of the standing committees operate under a written charter?

Yes. The charters of each of the standing committees are available for viewing on our website at www.dressbarn.com. Click on “Investor Relations”, then under “Investor Relations Menu” click on “Committees/Members”. Paper copies will be provided to any shareholder upon written request to: The Dress Barn, Inc., 30 Dunnigan Drive, Suffern, New York 10901, Attention: Investor Relations.

What are the functions of the standing committees?

Audit Committee

It is the responsibility of the Audit Committee to assist the Board of Directors in its oversight of our financial accounting and reporting practices. The duties of the Audit Committee include monitoring our financial reporting process and system of internal controls; selecting our independent registered public accounting firm; monitoring the independence and performance of our independent registered public accounting firm and internal auditing function; and providing an avenue of communication among the independent registered public accounting firm, management, the internal auditing functions and the Board of Directors. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to our independent registered public accounting firm as well as our internal auditors. The Audit Committee has the ability to retain, at our expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The Board has determined that Mr. Pearce, a member of the Audit Committee, qualifies as an “audit committee financial expert”, and that each Audit Committee member is “financially literate” and “independent”, each as defined by the SEC’s regulations and the NASDAQ’s listing standards.

Nominating Committee

The function of the Nominating Committee is to provide assistance to the Board of Directors in the selection of candidates for election and re-election to the Board. The Committee utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Committee through current directors, members of management, shareholders or other persons. From time to time, the Committee may also engage a search firm to assist in identifying potential Board candidates, although no such firm was used to identify any of the nominees for director proposed for election at the 2009 Annual Meeting of Shareholders. Once the Committee has identified a prospective nominee, the Committee evaluates the prospective nominee against the standards and qualifications set out in the Committee’s charter, including the individual’s potential contributions in providing advice and guidance to the Board and management. The Committee seeks to identify nominees who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment. The Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate, on the basis of the length and quality of their business experience, the applicability of such candidate’s experience to us and our business, the skills and perspectives such candidate would bring to the Board and the personality or “fit” of such candidate with existing members of the Board and management. Successful nominees must have a history of superior performance or accomplishments in their professional undertakings and should have the highest personal and professional ethics and values.

Compensation and Stock Incentive Committee

The function of the Compensation and Stock Incentive Committee is to assist the Board of Directors by (i) considering and determining all matters relating to the compensation of our Chairman, President and Chief Executive Officer and our other executive officers, including the named executive officers; (ii) administering and functioning as the committee that is authorized to grant stock options, restricted stock and other equity awards to executive officers and such other key executives and employees as the Committee shall determine under our Equity Incentive Plan (as defined below); and (iii) reviewing and reporting to the Board on such other matters as may be appropriately delegated by the Board for the Committee’s consideration.

How many times did each standing committee meet in fiscal 2009?

During fiscal 2009, the Audit Committee met eight times. The Compensation and Stock Incentive Committee met four times. The Nominating Committee met one time.

How does the Board evaluate director candidates recommended by shareholders?

The Nominating Committee does not evaluate shareholder nominees differently than any other nominee. Pursuant to policies set forth in our Nominating Committee Charter, our Nominating Committee will consider shareholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of shareholders. To be timely for the 2010 annual meeting, the notice must be received within the time frame discussed above under the heading “How do shareholders submit proposals for the Company’s 2010 Annual Meeting of Shareholders?” To be in proper form, the notice must, among other things, include each nominee’s written consent to serve as a director if elected, the number of shares held of record and beneficially owned by the nominee, and any other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934.

How are directors compensated?

Cash Compensation

The annual fee we pay our directors who are not also officers or consultants of the Company is $25,000. In addition, such directors are also paid $1,000 per regular Board meeting attended in person. No payments are made to directors who participate in telephonic board meetings. There were six in-person board meetings in fiscal 2009. The annual fee we pay each member of the Audit Committee is $6,000, the Compensation and Stock Incentive Committee is $4,000 and the Nominating Committee is $1,000. The annual fee paid to the Chair of the Audit Committee is $5,000, and the annual fee paid to the Chair of the Compensation and Stock Incentive Committee is $2,500. Mr. Eppler, who serves as Board secretary and attends meetings of the standing committees, receives an additional $1,000 for each committee meeting that he attends and for which he serves as Secretary.

Equity Compensation

Currently, all directors (except for David R. Jaffe) are eligible to receive options to purchase 5,000 shares of our common stock annually. However, in fiscal 2009 we transitioned from a three-year stock option grant cycle, pursuant to which directors (except for David R. Jaffe) had been eligible to receive options to purchase 10,000 shares of our common stock once every three years upon his or her election by our shareholders to the Board. In connection with this transition and in order to equalize the number of stock options granted to our directors, on September 18, 2008, each director (except for David R. Jaffe) was awarded options to purchase  5,000, 10,000 or 15,000 shares of our common stock.  The size of the grant was based on the last year in which the particular director had been re-elected to the Board.

Options granted to our non-employee directors generally vest in approximately equal one-third increments on an annual basis from the date of grant.  Consistent with the vesting schedule generally applicable to our employees, options granted to Elliot S. Jaffe generally vest 20% per year on each of the first five anniversaries of the date of grant, except that options granted to Elliot S. Jaffe in September 2009 vest 25% per year on each of the first four anniversaries of the date of grant.  However, if a non-employee director that has served on the Board for at least three years ceases to be a member of the Board of Directors for any reason (other than for Cause, as defined below), then all of such director’s unvested stock options (granted on or after September 18, 2008) will immediately vest and remain exercisable for a period of six months following termination of such directorship, provided that no option will be exercisable for a period longer than the original term of that option. A former director will not be deemed to have terminated his or her directorship so long as he or she remains a consultant to the Company. Notwithstanding the foregoing, if a non-employee director receives a grant of stock options and is nominated for re-election to the Board at a meeting of shareholders to be held within six months after the date of the grant, such option grant shall terminate and shall not become vested if such director either (a) is no longer serving on the Board on the date of such meeting of shareholders; or (b) is not re-elected to the Board at such meeting of shareholders, or any adjournment thereof.

“Cause” shall mean, with respect to a non-employee director’s termination, any of the following: (i) willful malfeasance, willful misconduct or gross negligence by such director in connection with his or her duties, (ii) continuing refusal by a director to perform his or her duties under any lawful direction of the Board after notice of any such refusal to perform such duties or direction was given to such director, (iii) any willful and material breach of fiduciary duty owing to the Company or its affiliates by the director, (iv) the director’s conviction of a felony or any other crime resulting in pecuniary loss to the Company or its affiliates (including, but not limited to, theft, embezzlement or fraud) or involving moral turpitude, or (v) habitual drunkenness or narcotics addiction.

Our President and Chief Executive Officer and our Chairman of the Board are executive officers of the Company and do not receive any cash compensation for their services as directors. Compensation paid to these individuals for their services as executive officers during fiscal 2009 is reflected in the Summary Compensation Table below. As noted above under “Equity Compensation”, our Chairman, Elliot S. Jaffe, is eligible to receive annually options to purchase 5,000 shares of common stock in connection with his service as a director.

FISCAL 2009 DIRECTOR COMPENSATION TABLE

The following table provides each element of non-employee director compensation for fiscal 2009.

	Fees
	Earned	Option	All Other
	or Paid in	Awards ($)	Compensation		Total
Name	Cash ($)	(1)	($)		($)

Kate Buggeln	$39,000	$37,757	—		$76,757
Klaus Eppler	39,000	37,757	—		76,757
Randy L. Pearce	44,000	45,919	—		89,919
John Usdan	42,500	40,447	—		82,947
Burt Steinberg	—	55,542	$109,238	(2)	164,780

(1)
The amounts shown represent the compensation cost we recognized in fiscal 2009 related to option awards calculated in accordance with FAS 123R, and therefore include amounts from awards granted in and prior to fiscal 2009. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of the valuation assumptions used in connection with option grants made in fiscal 2009, 2008 and 2007, see “Share-based compensation” under Note 1 of the Notes to Consolidated Financial Statements in our 2009 Annual Report on Form 10-K filed with the SEC on September 21, 2009.

The full grant date fair value of the non-qualified options granted to each director on September 18, 2008, calculated in accordance with FAS 123R was $79,200 each for Ms. Buggeln and Mr. Eppler, $52,800 each for Mr. Pearce and Mr. Usdan, and $26,400 for Mr. Steinberg.

As of July 25, 2009, the aggregate number of vested and unvested stock options held by each non-employee director was:

	Number of	Number of
	Vested	Unvested
Name	Options	Options

Kate Buggeln	24,444	15,000
Klaus Eppler	26,666	15,000
Randy L. Pearce	13,332	13,334
John Usdan	13,466	13,334
Burt Steinberg	23,333	11,667

(2)
Mr. Steinberg resigned as a member of our Board of Directors effective September 25, 2009.  In recognition of his 27 years of service to the Company, Mr. Steinberg received a one-time cash bonus of $100,000 on September 25, 2009, which is not included in the table.  Included in the table are amounts paid to Mr. Steinberg for consulting services and expenses.  Mr. Steinberg received no fees for attendance at Board or committee meetings.  Under our agreement with Mr. Steinberg, he is paid for consulting services for up to 40 days per year.  As amended on September 25, 2009, Mr. Steinberg’s consulting agreement was extended through September 25, 2012, and thereafter will renew automatically for successive one-year terms, unless terminated by either party upon written notice at least 90 days prior to the expiration of the then-current term.  In accordance with the terms of the amendment, so long as he continues to provide consulting services to the Company, he may use the title “Director Emeritus”, which does not confer any authority to bind the Company.  The Company also entered into an indemnification agreement with Mr. Steinberg on September 25, 2009, which supplements the indemnification rights provided to him under the Company’s Amended and Restated Certificate of Incorporation and Connecticut law.

Do you have a written Code of Ethics?

Yes, our Board of Directors has adopted a “Code of Ethics for Senior Financial Officers”, which can be viewed at www.dressbarn.com. Click on “Investor Relations”, then under “Investor Relations Menu” click on “Code of Ethics”. This code complies with the requirements of the Sarbanes-Oxley Act of 2002 pertaining to codes of ethics for chief executives and senior financial and accounting officers. If we amend or waive a provision of our “Code of Ethics for Senior Financial Officers” that applies to our principal executive officer, principal financial officer or controller, we will post such information at this location on our website. Paper copies of the code of ethics will be provided to any shareholder upon request.

Do you have a Whistleblower Policy?

Yes, as required by the Sarbanes-Oxley Act of 2002, we have established a confidential hotline for associates to call with any information regarding concerns about accounting or auditing matters. All calls are referred to the Chairman of the Audit Committee of the Board of Directors. Our “Whistleblower Policy” can be viewed on our website at www.dressbarn.com. Click on “Investor Relations”, then under “Investor Relations Menu” click on “Whistleblower Policy”.

How can I communicate with members of the Board of Directors?

You may contact any member of the Board of Directors as follows:

Write to our Board of Directors at:

Dress Barn’s Board of Directors
c/o Chair of the Audit Committee
The Dress Barn, Inc.
30 Dunnigan Drive
Suffern, New York 10901

To the extent reasonably practical under the circumstances, all such communications are treated confidentially and you can remain anonymous when communicating your concerns.

When do your fiscal years end?

Our fiscal years end on the last Saturday in July. References in this proxy statement to a “fiscal year” are to the calendar year in which the fiscal year ends. For example, the fiscal year ended July 25, 2009 is referred to as “fiscal 2009”.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of October 20, 2009 (unless otherwise noted) by each of our directors, each of our named executive officers, all of our directors and executive officers as a group, and each person who is known by us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power and the address of each beneficial owner listed below is c/o The Dress Barn, Inc., 30 Dunnigan Drive, Suffern, New York 10901.

	Number of
	Shares of
	Common
	Stock
	Beneficially	Percent
Name of Beneficial Owner:	Owned	of Class (19)

Directors and Executive Officers:
Elliot S. Jaffe (1)	1,093,692	1.79%
David R. Jaffe (2)	5,991,964	9.70%
Vivian Behrens (3)	194,271	*
Armand Correia (4)	137,150	*
Gene Wexler (5)	67,427	*
Klaus Eppler (6)	33,148	*
Kate Buggeln (7)	29,444	*
John Usdan (8)	22,133	*
Randy L. Pearce (9)	19,999	*
All Directors and Executive Officers
as a group (consisting of 9 persons) (10)	7,589,228	12.16%
* Represents less than 1% of class

Other Beneficial Owners:

Elise Jaffe (11)	5,027,832	8.24%
c/o The Dress Barn, Inc.
30 Dunnigan Drive
Suffern, New York 10901

Richard Jaffe (12)	4,526,298	7.43%
c/o The Dress Barn, Inc.
30 Dunnigan Drive
Suffern, New York 10901

PRIMECAP Management Company (13)	5,920,105	9.72%
225 Lake Avenue #400
Pasadena, CA 91101

Royce & Associates, LLC (14)	4,975,591	8.17%
1414 Avenue of the Americas
New York, NY 10019

Vanguard Horizon Funds (15)	4,851,500	7.97%
Vanguard Capital Opportunity Fund
100 Vanguard Blvd.
Malvern, PA 19355

Cramer Rosenthal McGlynn, LLC (16)	3,842,900	6.31%
520 Madison Ave.
New York, NY 10022

Stadium Capital Management, LLC; (17)	3,616,228	5.94%
Alexander M. Seaver;
Bradley R. Kent; and
Stadium Relative Value Partners, L.P.
19785 Village Office Court, Suite 101
Bend, OR 97702

Barclays Global Investors, NA (18)	3,043,195	5.00%
Barclays Global Fund Advisors; and
Barclays Global Investors, LTD
400 Howard Street
San Francisco, CA 04105

 (Footnotes relating to the “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT” table on the preceding page and above.)

(1)
Consists of 524,557 shares owned directly by Elliot S. Jaffe, 381,469 shares owned by his wife, Mrs. Roslyn S. Jaffe, and 187,666 shares covered by options exercisable by Elliot S. Jaffe within 60 days of October 20, 2009.

(2)
Consists of 5,097,542 shares owned directly by David R. Jaffe, 4,422 restricted shares subject to vesting restrictions and 890,000 shares covered by options exercisable within 60 days of October 20, 2009.

(3)
Consists of 13,280 shares owned directly by Vivian Behrens, 14,791 restricted shares subject to vesting restrictions and 166,200 shares covered by options exercisable within 60 days of October 20, 2009.

(4)	Consists of 2,150 shares owned directly by Armand Correia, 3,000 restricted shares subject to vesting restrictions and 132,000 shares covered by options exercisable within 60 days of October 20, 2009.
(5)	Consists of 4,514 shares owned directly by Gene Wexler, 2,513 restricted shares subject to vesting restrictions and 60,400 shares covered by options exercisable within 60 days of October 20, 2009.
(6)	Consists of 1,482 shares owned directly by Klaus Eppler and 31,666 shares covered by options exercisable within 60 days of October 20, 2009.
(7)	Consists of 29,444 shares covered by options exercisable by Kate Buggeln within 60 days of October 20, 2009.
(8)	Consists of 2,000 shares owned directly by John Usdan and 20,133 shares covered by options exercisable within 60 days of October 20, 2009.
(9)	Consists of 19,999 shares covered by options exercisable Randy Pearce within 60 days of October 14, 2009.
(10)	Includes 1,537,508 shares covered by options exercisable by Directors and Executive Officers within 60 days of October 20, 2009.
(11)	Consists of 4,875,354 shares owned directly by Elise Jaffe, 478 restricted shares subject to vesting restrictions and 152,000 shares covered by options exercisable within 60 days of October 20, 2009.
(12)	Consists of 4,526,298 shares owned directly by Richard Jaffe.
(13)
Based solely on information set forth in the Schedule 13G/A filed with the SEC on February 12, 2009 by PRIMECAP Management Company, which indicates that PRIMECAP Management Company has sole dispositive power over 5,920,105 shares and sole voting power over 797,705 shares.

(14)	Based solely on information set forth in the Schedule 13G/A filed with the SEC on January 23, 2009 by Royce & Associates, LLC.
(15)	Based solely on information set forth in the Schedule 13G/A filed with the SEC on February 13, 2009 by Vanguard Horizon Funds-Vanguard Capital Opportunity Fund.
(16)
Based solely on information set forth in the Schedule 13G/A filed with the SEC on February 13, 2009 by Cramer Rosenthal McGlynn, LLC, which indicates that Cramer Rosenthal McGlynn, LLC has sole dispositive power over 3,842,900 shares, shared dispositive power over 47,000 shares and sole voting power over 3,765,600 shares.

(17)
Based solely on information set forth in the Schedule 13G/A filed jointly with the SEC on February 10, 2009 by Stadium Capital Management, LLC (“SCM”), Alexander M. Seaver, Bradley R. Kent, and Stadium Relative Value Partners, L.P. (“SRV”), which indicates that (i) each of SCM and Messrs. Seaver and Kent have shared voting and dispositive power over 3,616,228 shares; and (ii) SRV has shared voting and dispositive power over 2,677,439 shares.

(18)
Based solely on information set forth in the Schedule 13G filed with the SEC on February 5, 2009 by Barclays Global Investors, NA. (“BGINA”), which indicates that (i) BGINA has sole voting power over 901,876 shares and sole dispositive power over 1,083,163 shares, (ii) Barclays Global Fund Advisors has sole voting power over 1,417,265 shares and sole dispositive power over 1,929,510 shares and (iii) Barclays Global Investors, LTD has sole voting power over 1,565 shares and sole dispositive power over 30,522 shares.

(19)
Based on 60,881,520 shares outstanding on October 20, 2009. Shares subject to stock options which are currently exercisable or will become exercisable within 60 days after October 20, 2009, are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides for a classified Board divided into three classes, each with a staggered three-year term of office and each class of directors as nearly equal in number as possible. At the 2009 Annual Meeting of Shareholders, two directors are to be elected for three-year terms. On the recommendation of the Nominating Committee, the Board has nominated John Usdan and Randy L. Pearce, current directors whose terms of office expire at the 2009 Annual Meeting of Shareholders, for election for three-year terms expiring at the 2012 Annual Meeting of Shareholders. Each nominee has indicated that he will serve if elected. We do not anticipate that either Board nominee will be unable or unwilling to stand for election, but should either such nominee be unavailable for election for any reason, your proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the Board and the election of any substitute nominee.

Directors will be elected by a plurality of the votes cast at the 2009 Annual Meeting of Shareholders. This means that the two nominees with the most votes for election for the three-year terms will be elected. We will count only votes cast for a nominee, except that a shareholder’s proxy will be voted FOR the two nominees described in this Proxy Statement unless the shareholder instructs the proxy holders to the contrary in his or her proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW TO SERVE AS DIRECTORS.

Information about Director Nominees

Following is information regarding the nominees and the other continuing directors.

Nominees for Election as Director for Three-Year Terms Expiring in 2012

Name of Director and Age	Director Since
John Usdan, 51	2002
Randy L. Pearce, 54	2005

JOHN USDAN has, since 1981, been President of Midwood Management Corporation, a company specializing in real estate ownership, development and management.

RANDY L. PEARCE has been the Senior Executive Vice President and Chief Financial and Administrative Officer of Regis Corporation, an owner, operator and franchisor of hair and retail product salons, since 1998, and has held various executive positions at Regis Corporation since 1985.

Directors with Terms Expiring in 2010

Name of Director and Age	Director Since
Elliot S. Jaffe, 83	1966

ELLIOT S. JAFFE, Chairman of the Board and a Founder of our Company, was Chief Executive Officer from the founding of our Company in 1962 until 2002. Mr. Jaffe is the spouse of Roslyn S. Jaffe, a Founder and Director Emeritus of our Company, and they are the parents of David R. Jaffe, a director and CEO, Elise Jaffe, a non-executive officer and a more than 5% shareholder, and Richard Jaffe, a more than 5% shareholder.

Effective as of September 25, 2009, Burt Steinberg resigned as a member of the Board. Pursuant to the Company’s contractual obligations and subject to consummation of the pending acquisition of Tween Brands, Inc., Michael W. Rayden, the Chairman of the Board and Chief Executive Officer of Tween Brands, Inc., will be appointed by the Board of Directors to fill the vacancy left in the class of directors with terms expiring in 2010 created by Mr. Steinberg’s resignation from our Board upon the consummation of the pending acquisition of Tween Brands, Inc.  Mr. Rayden has served as Chief Executive Officer of Tween Brands, Inc. since March 1996 and was elected Chairman of the Board in August 1999. Mr. Rayden also served as the President of Tween Brands, Inc. from March 1996 until January 2007. Before joining Tween Brands, Inc., he served as President, Chief Executive Officer and Chairman of the Board of Pacific Sunwear of California, Inc. from 1990 to 1996, President and Chief Executive Officer of The Stride Rite Corporation from 1987 to 1989, and President and Chief Executive Officer of Eddie Bauer Inc. from 1984 to 1987.

Directors with Terms Expiring in 2011

Name of Nominee and Age	Director Since
David R. Jaffe, 50	2001
Klaus Eppler, 79	1993
Kate Buggeln, 48	2004

DAVID R. JAFFE has been our President and Chief Executive Officer (“CEO”) since 2002. Previously, he had been Vice Chairman and Chief Operating Officer since 2001. Mr. Jaffe joined our Company in 1992 as Vice President, Business Development and became Senior Vice President in 1995, Executive Vice President in 1996 and Vice Chairman in 2001. He is the son of Elliot S. and Roslyn S. Jaffe. Elliot S. Jaffe is Chairman of the Board and an executive officer. Roslyn S. Jaffe is a Founder and Director Emeritus. David R. Jaffe is the brother of Elise Jaffe, a non-executive officer and a more than 5% shareholder, and Richard Jaffe, a more than 5% shareholder.

KLAUS EPPLER is a pensioned partner in the law firm of Proskauer Rose LLP. He was an equity partner of Proskauer Rose LLP from 1965 to 2001. Mr. Eppler is also a director of Bed Bath & Beyond Inc.

KATE BUGGELN is on the Governing Board of the Business Council for Peace. Ms. Buggeln has provided business strategy and brand management consulting services within the past five years. Ms. Buggeln was Senior Vice President, Strategic Planning and Business Development for Coach, Inc. from 2001 to 2004. Ms. Buggeln is also a director of VS Holdings, Inc., the parent company of The Vitamin Shoppe, Inc.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation and Stock Incentive Committee was an officer or employee of our Company during fiscal 2009. No executive officer of the Company served during fiscal 2009 as a director or member of a compensation committee of any entity one of whose executive officers served on the Board or the Compensation and Stock Incentive Committee of the Company.

Independence Determinations

Our Board of Directors has determined that a majority of the Board and all members of the standing committees are independent pursuant to applicable SEC and NASDAQ rules, and, in addition, in the case of the Compensation and Stock Incentive Committee, pursuant to applicable tax rules. Our independent directors include Kate Buggeln, Klaus Eppler, Randy L. Pearce and John Usdan.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes the compensation philosophy, objectives, policies and practices with respect to our named executive officers (the “NEOs”). The NEOs are the President/CEO, the Chairman of the Board, the Chief Financial Officer, the Chief Marketing Officer and the General Counsel.

Role of Our Compensation and Stock Incentive Committee

Our Compensation and Stock Incentive Committee (the “Compensation Committee”) reviews and approves salaries and other compensation of the Chairman of the Board and all senior executives of the Company (including the NEOs), and its dressbarn and maurices divisions. Our Compensation Committee also administers the Company’s 2001 Stock Incentive Plan, as amended  (the “Equity Incentive Plan”), and establishes and reviews the achievement of performance goals and other matters relating to the Company’s other annual and long-term bonus and incentive plans for senior executives (including the NEOs), including under the Company’s Executive 162(m) Bonus Plan and Management Incentive Plan.

Role of Chief Executive Officer in Compensation Decisions

David R. Jaffe, our President and CEO, annually reviews the performance of each NEO with the Compensation Committee and makes recommendations with respect to each key element of executive compensation for each NEO, excluding himself and our Chairman, as well as senior executives from both divisions. Generally, the Compensation Committee Chair works with our President and CEO in establishing the agenda for Compensation Committee meetings and our President and Chief Executive Officer typically attends meetings to address recommendations on executive compensation, other than with respect to portions of meetings concerning his own compensation. Management also prepares and submits information during the course of the year for the consideration of the Compensation Committee, such as information relevant to annual and long-term performance measures and proposed financial targets and proposed recommendations for salary increases and proposed equity award allocations. Based in part on these recommendations and other considerations discussed below, the Compensation Committee reviews and approves the annual compensation package of our NEOs (other than with respect to our President and CEO and our Chairman).

Setting the Compensation of our President and Chief Executive Officer

The Compensation Committee sets the compensation of our President and CEO based on the objectives, philosophy and methodology described below.  As part of this process, the Compensation Committee reviews and approves the Company’s goals and objectives relevant to our President and CEO’s compensation, including his annual, short-term and long-term compensation opportunities, and evaluates his  performance in light of those goals and objectives at least once per year. The annual review of our President and CEO’s performance is conducted by the Compensation Committee.

Compensation Program Objectives and Philosophy

The overall objective of our executive compensation program is to attract highly skilled, performance-oriented executives and to motivate them to achieve outstanding results through appropriate incentives. We focus on the following core principles in structuring an effective compensation program that meets our stated objectives:

Total Compensation—Our compensation philosophy focuses on each executive’s total compensation. Total compensation includes a base salary, an annual incentive bonus, long-term incentive compensation consisting of stock options and restricted stock and various employee benefits. During the beginning of fiscal 2010, the Compensation Committee reviewed the structure of our annual incentive program and decided to utilize semi-annual performance periods to reflect the Fall and Spring seasons and more directly incentivize our executives.

Performance of Company and our Stock Price—We endeavor to align executive compensation with the achievement of operational and financial results and increases in shareholder value. Our compensation program includes significant performance-based remuneration and is designed to ensure that our executives have a larger portion of their total compensation “at risk” based on Company performance than we believe is generally the case with specialty retailers. We believe this feature creates a meaningful incentive for outstanding performance and an effective retention tool. Two of the elements (the annual incentive bonus and performance-based restricted stock) are entirely “at risk” based on Company performance and will not be earned if the Company does not achieve threshold performance goals.

Generally, Company performance below threshold levels results in no awards of compensation other than base salary and an annual grant of non-qualified stock options. However, as discussed in more detail below under the heading “Annual Incentive Bonus Plans”, in order to reward our management team and other key employees for their efforts on the Company’s behalf during fiscal years 2008 and 2009, the Compensation Committee determined to grant reduced discretionary cash bonus awards to participants in our annual cash incentive programs based on their achievement of individual performance metrics.

Our program also features substantial stock-related components, including time-vesting stock options and performance-based time-vesting restricted stock (as well as the limited use of special grants of time-vesting restricted stock). The value of both the stock options and the restricted stock depends on our stock price. Because the stock options vest over a five-year period after the grant date, and restricted stock vests over either a five-year period (for special awards) or a three-year period (for performance-based restricted stock), the value of these components of compensation to our executives is dependent on the performance of our stock price over a period of many years. This aligns the interests of our executives with the long-term interests of our shareholders. Because of this long-term alignment of interests, we do not have either minimum stock ownership guidelines or stock sale guidelines for our executives.

Compensation Benchmarking; Role of Compensation Consultants

From time to time, the Compensation Committee may determine to engage an independent compensation consultant to assist it in reviewing the current compensation levels for our Chairman, President/CEO, or other executive officers (including our NEOs). Prior to the beginning of fiscal 2007, the Compensation Committee engaged Mercer Human Resource Consulting (“Mercer”), as its independent compensation consultant, to assist the Compensation Committee in analyzing competitive compensation levels for our Chairman and President/CEO. The results of this analysis form the general basis of our Chairman’s and President/CEO’s compensation in fiscal 2007 through fiscal 2009, but the Compensation Committee did not retain a compensation consultant to advise the Compensation Committee on matters related to executive compensation for fiscal years 2008 or 2009. With respect to the 2007 analysis, Mercer selected 19 companies for comparison to our Chairman and President/CEO’s salary, bonus and LTIP restricted stock based on the following criteria:

—Standard Industrial Classification codes similar to the Company (including women’s clothing, apparel and accessories, women’s, miss and juniors outerwear, and apparel and other finished products)

—Revenues approximately one-half to two times the Company’s fiscal year 2005 revenue of $1 billion.

For the fiscal 2007 analysis, Mercer chose a peer group of specialty retailers for comparison to our Chairman and President/CEO’s compensation consisting of the following component companies:

Aéropostale, Inc. (ARO); American Eagle Outfitters, Inc. (AEO); AnnTaylor Stores Corporation (ANN); bebe stores inc. (BEBE); Cato Corp. (CTR); Charlotte Russe Holding Inc. (CHIC); Charming Shoppes, Inc. (CHRS); Chico’s FAS, Inc. (CHS); The Children’s Place Retail Stores, Inc. (PLCE); Deb Shops Inc. (DEBS); Gymboree Corp. (GYMB); Hot Topic, Inc. (HOTT); The Men’s Warehouse, Inc. (MW); Stage Stores Inc. (SSI); Stein Mart, Inc. (SMRT); The Talbots, Inc. (TLB); Too, Inc. (now Tween Brands, Inc.) (TWB); United Retail Group, Inc. (URGI); and Urban Outfitters, Inc. (URBN).

As noted above, with respect to fiscal 2009 compensation for our Chairman, President/CEO, and other executive officers (including our NEOs), the Compensation Committee did not engage a compensation consultant, although the Compensation Committee hired Radford, an Aon Consulting Company, with respect to fiscal 2010, as described below.

Each year, we seek to target salary compensation for our NEOs (other than our Chairman) at approximately the 50th percentile of the applicable peer group. The Compensation Committee reviews and approves the recommended peer group changes as necessary. With respect to the salaries of our NEOs (other than our Chairman), the Compensation Committee reviews the annual salary studies published by the National Retail Federation. Although it considered industry-based compensation studies and data in order to obtain a general understanding of current compensation practices, the substantial part of the Compensation Committee’s work and compensation decisions have been based on internal discussions and conclusions regarding what compensation levels would produce a competitive compensation package while also providing the requisite performance incentives to drive Company financial and strategic performance.

During fiscal 2009, in part in contemplation of the pending Tween Brands, Inc. acquisition, the Compensation Committee engaged Radford to conduct studies and make recommendations relating to, among other things, the eventual integration of the Company’s and Tween Brand’s compensation programs, and changes to the Company’s bonus and long-term incentive programs.  Accordingly, following the close of fiscal 2009, the Compensation Committee approved several changes in the Company’s compensation programs, including those applicable to our NEOs, which, among other changes, provide for semi-annual (Fall season and Spring season) determinations of bonuses.

In addition, with respect to fiscal 2010, Radford proposed, and the Compensation Committee reviewed and approved, a new peer group for the purpose of benchmarking certain forms of compensation and reviewing appropriate maximum limitations to the Company’s Executive 162(m) Bonus Plan.  With respect to the fiscal 2010 analysis, 15 peer companies were selected generally based on the following criteria (with a few exceptions of larger and smaller companies):

—           Industry—All companies selected were primarily, if not solely, clothing retailers.  Companies that are primarily manufacturing or general retailers were excluded.

—           Size—The companies selected were roughly one-half to twice the size of the Company in terms of revenue (similar to the approach taken before) and number of employees.

—           Structure—In general, multi-divisional companies were selected to capture the anticipated growing complexity of the Company’s business structure.

The peer companies are Abercrombie & Fitch Co. (ANF), Aéropostale, Inc., American Eagle Outfitters, Inc., AnnTaylor Stores Corporation, Charming Shoppes, Inc., Chico’s FAS, Inc., Coldwater Creek Inc. (CWTR), Hot Topic, Inc., J. Crew Group, Inc., Limited Brands, Inc. (LTD), Pacific Sunwear of California, Inc. (PSUN), Stein Mart, Inc., The Children’s Place Retail Stores, Inc., The Men’s Wearhouse, Inc. and Urban Outfitters, Inc.

Compensation Program Elements

Our philosophy serves to cultivate a pay-for-performance environment. Our executive compensation plan design has four key elements:

a.	Base Salary

b.	Annual Incentive Bonus

c.	Non-Qualified Stock Options

d.	Long-Term Incentive Plans (“LTIPs”), which consist of performance-based restricted stock

We do not consider change-in-control payments to be a key element of executive compensation for our NEOs. The only NEO with an individual change-in-control arrangement is our President/CEO. For a description of that arrangement, see “Potential Payments Upon Termination or Change in Control—David R. Jaffe” below. We also do not consider employee benefits or perquisites to be a key element of executive compensation for our NEOs. For a description of perquisites received by our NEOs in fiscal 2009, see the details of the amounts included in the “All Other Compensation” column of the Summary Compensation Table below.

We allocate compensation between short-term and long-term components and between cash and equity in order to maximize executive performance and retention. Long-term compensation and equity awards comprise an increasingly larger proportion of total compensation as position level increases as we believe that these elements of compensation more closely align management’s interests with our financial performance and with our shareholders’ interests.

Base Salary

Base salary represents the annual salary paid to each executive. For salaries for our NEOs (excluding the Chairman) we seek to target approximately the 50th percentile of our peer group. We do not benchmark base salary for our Chairman, who is entitled to a cost of living increase to his salary each year pursuant to his employment agreement with the Company. We review base salaries in the first quarter of each new fiscal year (i.e., the fiscal year which follows the completed fiscal year for which executive compensation is described in this Proxy Statement) and increases, where applicable, are typically effective on or about October 1 of the new fiscal year.

Because of the Company’s financial performance, David Jaffe, Mr. Correia and Mr. Wexler did not receive a salary increase for fiscal 2009.  Ms. Behrens’ salary was increased to $325,000 as of October 1, 2008.  With respect to fiscal 2010, David Jaffe’s salary was increased from $850,000 to $900,000, Mr. Correia’s salary was increased from $320,000 to $342,000, Ms. Behrens’ salary was increased from $325,000 to $340,000 and Mr. Wexler’s salary was increased from $270,000 to $340,000.  These increases were adopted in order to move the salaries of our NEOs closer to the 50th percentile target of our peer group established in fiscal 2010, as well as in certain cases to reflect the elimination of certain perquisites.

Annual Incentive Bonus Plans

The Compensation Committee believes that a substantial percentage of each executive officer’s annual compensation should tie directly to the financial performance of the Company as well as to the executive’s own individual performance. The Company maintains two annual cash bonus plans: (i) the Management Incentive Plan, and (ii) the Executive 162(m) Bonus Plan.

We structure both bonus plans to encourage the achievement of above-market annual performance targets and to recognize annual Company performance. The bonus plans help to focus the executive team on key annual objectives and business drivers, which we believe will support growth of Company EBITDA (“EBITDA” represents Earnings before Interest, Taxes, Depreciation and Amortization), improvement in overall operations, and increases in shareholder value. We establish an executive’s annual incentive bonus as a percentage of base salary, with increases in target percentages directly related to position level. This approach places a proportionately larger percentage of total annual pay at risk based on Company performance for our executives relative to position level. For fiscal 2009, the target award opportunity for our CEO was equal to 100% of base salary and the target award opportunities for our other NEOs (excluding the Chairman) was equal to 60% of base salary. Also, the Compensation Committee has determined that the use of a reduced discretionary bonus pool in certain years (including in fiscal years 2008 and 2009) would afford it with the increased flexibility needed to address retention and recruitment concerns as well as to provide additional incentive to key employees to continue to strive to achieve personal performance goals during the fiscal year.

Management Incentive Plan (“MIP”)

The Management Incentive Plan (“MIP”) covers all dressbarn division executives at the level of Manager or above and selected salaried employees at the maurices division. In fiscal 2009, approximately 180 executives participated in the MIP. All of the NEOs participated in the MIP for fiscal 2009 (other than the Chairman, who does not participate in any annual incentive programs, and the President/CEO, who participated in the Executive 162(m) Bonus Plan). For executives at the Director level and above, which includes of the NEOs Mr. Correia, Ms. Behrens and Mr. Wexler, the performance goals under the MIP for fiscal 2009 had three components:

40% attributable to division (i.e., dressbarn or maurices) financial goals, as follows:
—30% on division EBITDA dollars
—10% on division EBITDA as a percent of sales
20% Company financial goals, as follows:
—15% on Company EBITDA dollars
—5% on Company EBITDA as a percent of sales
40% Personal Goals

For the three NEOs mentioned above who participated in the MIP in fiscal 2009, their divisional financial goals and personal goals were based primarily on the dressbarn division and partially on the maurices division.

The MIP award is calculated by adding the components corresponding to the achievement of each of the goals, up to the maximum bonus percentage for each participant in the bonus plan. Maximum bonus percentages increase with position level. For Mr. Correia, Ms. Behrens and Mr. Wexler, each of whom is a Senior Vice President, the maximum bonus award for fiscal 2009 was 60% of his or her base salary. If a participant’s employment terminates for any reason prior to the payout date, they will not be eligible for an award, unless they terminate after December 31, 2009 and the bonus has not yet been paid.

As noted above, in fiscal years 2008 and 2009, the Compensation Committee approved that a discretionary bonus pool would be established for divisions that achieved less than 90% of their EBITDA goals. The Compensation Committee determined that such a pool would aid it in promoting the Company’s primary compensation objective of attracting, retaining and motivating highly skilled, performance-oriented executives. The Compensation Committee in its sole discretion (at the end of the fiscal year) would establish a percentage of the total pool or dollar amount payable under the 40% “Personal Goals” component, then pro-rate that amount based on each department’s maximum bonus opportunity and pay each participant based on their individual performance score.

For fiscal 2009, each division achieved less than 90% of their EBITDA goals.  In accordance with the previous paragraph, the Compensation Committee approved a discretionary bonus of 75% of the 40% maximum Personal Goals component award (for all eligible participants, but not our President and CEO). Accordingly, each participant in the MIP, including each of our NEOs, was eligible to receive a bonus based on the achievement level of his or her personal goals, as measured using the method described below under “Fiscal 2009 Performance Metrics”.

In fiscal 2010, the Compensation Committee decided that bonuses under the MIP will be awarded on a semi-annual basis, and increased the maximum MIP payment from 150% to 200% of the target award upon achievement of 130% of goal.  The Compensation Committee also set the performance goals under the MIP for fiscal 2010 for the NEOs Mr. Correia, Ms. Behrens and Mr. Wexler based on the same components and same weighting as used in the fiscal 2009 MIP, but with adjusted targets that are substantially uncertain to be achieved.  In addition, the target bonus award for fiscal 2010 remains at 60% of base salary for Ms. Behrens and Mr. Wexler, and was increased to 75% of base salary for Mr. Correia due to his promotion to Executive Vice President.

Executive 162(m) Bonus Plan

For fiscal 2009, our President and CEO, David R. Jaffe, was the only participant in the Executive 162(m) Bonus Plan (the “162(m) Plan”). The 162(m) Plan is used instead of the MIP for those executives who may be affected by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and are designated by the Compensation Committee to be subject to the 162(m) Plan. Code Section 162(m) generally disallows a Federal income tax deduction to any publicly held corporation for non-performance-based compensation paid in excess of $1,000,000 in any taxable year to certain NEOs. The Company structures awards under the 162(m) Plan so that compensation under this plan is intended to qualify as “performance-based compensation” eligible for continued deductibility. Performance-based compensation satisfying the requirements of Code Section 162(m) is excluded from the $1,000,000 deductibility cap.

The maximum performance award payable to any individual under the 162(m) Plan for any one-year performance period will not exceed the lesser of 100% of his or her annual base salary for the year and $1,500,000 (pro-rated for performance periods of less than one year).  As described below under the heading “Proposal Two”, the 162(m) Plan was amended, subject to shareholder approval, to eliminate the maximum as a percentage of annual base salary and to increase the maximum performance award payable to any individual for any one-year performance period (pro-rated for shorter periods) to $5 million.  Although the change is designed to provide future flexibility, the Compensation Committee maintained our President and CEO’s target opportunity at 100% of base salary, consistent with past practice.

The President/CEO’s performance goals for fiscal 2009 were as follows:

25% attributable to exceeding the Company’s sales plan, as follows:
—12.5% on the dressbarn division
—12.5% on the maurices division
50% attributable to the Company’s EBITDA plan, as follows:
—37.5% on the Company’s EBITDA dollars
—12.5% on the Company’s EBITDA as a percent of sales
25% attributable to increases in the Company’s stock price

For fiscal 2009, the Company and each division achieved less than 90% of their EBITDA goals and no award was granted to Mr. Jaffe under the 162(m) Plan. However, in order to recognize our CEO/President’s significant efforts on behalf of the Company in fiscal 2009 in connection with the Company’s pending acquisition of Tween Brands, Inc. and his leadership of our business, the Compensation Committee approved a discretionary bonus of $255,000 for the CEO outside of the 162(m) Plan.

For fiscal 2010, the Compensation Committee set the President and CEO’s performance goals with respect to the Fall season, provided that Proposal Two is approved by our shareholders at the 2009 Annual Meeting of Shareholders.  Prior to fiscal 2010, the maximum payout under the 162(m) Plan was the same as the target payout, if any.  The Compensation Committee maintained the target payout at the same level as fiscal 2009 (i.e., 100% of base salary), but in order to create additional incentives, increased the maximum payout to 200% for exceeding target.

The President/CEO’s performance goals for fiscal 2010 are as follows:

25% attributable to exceeding the Company’s sales plan, as follows:
—12.5% on the dressbarn division
—12.5% on the maurices division
50% attributable to the EBITDA dollars, as follows:
—25% on the dressbarn division
—25% on the maurices division
25% on increases in the Company’s stock price relative to the Company’s peer group (rather than based on an absolute price increase as was done in prior years)

Fiscal 2009 Performance Metrics

For fiscal 2009, for each participant in the MIP bonus program (which included Mr. Correia, Ms. Behrens and Mr. Wexler) and the sole participant in the 162(m) Plan (our President/CEO), the Compensation Committee established the following performance goals, which were substantially uncertain to be achieved when approved, and which were based on our Board-approved financial plan and the recommendation of our President/CEO.

Performance Goals	Fiscal 2009 Results	Payout Percentage (1)

Company EBITDA dollars—$197.1 million	$159.1 million	0.0%
Company EBITDA as a percent of sales—12.59%.	10.65%	0.0%
dressbarn division EBITDA dollars—$98.7 million.	$76.4 million	0.0%
dressbarndivision EBITDA as a percent of sales—10.45%	8.43%	0.0%
mauricesdivision EBITDA dollars—$98.4 million	$82.8 million	0.0%
maurices division EBITDA as a percent of sales—15.84%	14.08%	0.0%

(1) The Payout Percentage is not calculated by dividing the fiscal 2009 results by the performance goal amount or percentage. Rather, the MIP has pre-established percentage payouts based on various levels of achievement of the performance goals, with interpolation in between the levels.

For an NEO (other than the Chairman), in order to achieve any portion of either of the two bonus components based on Company EBITDA dollar and EBITDA percentage of sales goals, the Company needed to achieve more than 92% of either goal, respectively. To achieve any portion of either of the two divisional bonus components based on divisional EBITDA dollar and EBITDA percentage of sales goals, the division needed to achieve more than 92% of either goal, respectively.

Each NEO (other than the Chairman), at the beginning of fiscal 2009, submitted, with the recommendation of our President and  CEO, other than with respect to himself, and had approved by the Compensation Committee personal goals totaling 100 points. After the end of fiscal 2009, the bonus review committee (which consists of certain members of senior management) reviewed each participant’s achievement of his or her personal goals (other than with respect to our President and CEO). The scoring was from the lowest rating of “1” to the highest rating of “5”. Therefore, the highest rating possible would be 500 points (i.e., a rating of 5 on all personal goals). If the Company or a division achieves greater than 90% of its financial goals, then an NEO needs at least 300 points to receive a threshold payment of 20% of the target bonus, at least 400 points to receive a target payment of 100% of the target bonus, and at least 475 points to receive the maximum payment of 150% of the target bonus. However, in no case can the total bonus payments from achievement of the financial goals and the personal goals exceed 100% of the target award.  For purposes of the fiscal 2009 discretionary bonus pool, calculations were made in the same way, but bonus amounts were reduced by 25%.

The Chairman is not a participant in any bonus program. For fiscal 2009, the Compensation Committee awarded discretionary bonuses to the other four NEOs, discussed above and shown in the “Bonus” column of the Summary Compensation Table below.

Non-Qualified Stock Options and Restricted Stock under the Company’s Equity Incentive Plan

The Equity Incentive Plan, as amended and restated in 2005, provides that key employees and non-employee directors of the Company or an affiliate may be granted (i) options to acquire shares of the Company’s common stock, or (ii) shares of restricted stock (collectively, “Awards”). The purpose of the Company’s Equity Incentive Plan is to enhance the profitability and value of the Company for the benefit of its shareholders by enabling the Company to offer eligible participants Awards, thereby linking shareholder and eligible participants’ interests. The Plan also creates a means to raise the level of stock ownership by our executives, in order to attract, retain and reward these individuals. Each Award is subject to a maximum grant to an eligible participant in any year of 400,000 option shares and 400,000 shares of restricted stock that are intended to be “performance-based” compensation under Code Section 162(m), subject to customary adjustments, with any unused portion of the limitation available to be carried forward.

The Equity Incentive Plan is designed to meet the requirements of Section 162(m) of the Code in order to preserve the Company’s ability to take compensation expense deductions in connection with the exercise of options granted and the vesting of performance-based restricted stock.

Non-Qualified Stock Options

There are currently approximately 515 option holders. Options granted to executives vest 20% per year for five years following the grant date. Effective for stock options made in the beginning of fiscal 2010, options vest 25% per year for four years following the grant date. The exercise price of a stock option is the average of the high and low Company stock prices on the date of grant. Options typically have a term of ten years.

The Company awards stock options to eligible participants on an annual cycle. However, in fiscal 2009 we transitioned from a three-year stock option grant cycle pursuant to which participants, including our NEOs, were formerly divided into three groups, with each group being eligible to receive options to purchase shares of our common stock once every three years.  In connection with the transition from a three-year grant cycle and in order to equalize the number of stock options granted to each eligible participant, in fiscal 2009 each eligible participant was awarded options to purchase shares of our common stock, but the size of the grant was based, in part, on the last fiscal year in which that particular participant’s group had been eligible to receive a grant under the former three-year cycle. During fiscal 2009, each of the five NEOs received grants of stock options as part of  this transition to an annual option grant cycle. The number of stock options granted on September 18, 2008 were as follows:  Elliot S. Jaffe, 5,000 options; David R. Jaffe, 250,000 options; Armand Correia, 60,000 options; Vivian Behrens, 60,000 options; and Gene Wexler, 50,000 options.

The Compensation Committee generally determines each participant grant in accordance with pre-established option grant guidelines (which are primarily based on the participant’s level of responsibility with the Company). Our President and CEO may exercise discretion in his recommendations to the Compensation Committee for grants of stock options for all executives, including the NEOs, excluding himself and the Chairman. Our President and CEO may recommend an increase or decrease to the stock option grant guidelines for a given executive, based on individual performance.  All grants are made by the Compensation Committee.

Historically, the Compensation Committee has strived to grant options which were, on a three year trailing average, approximately 2.5% or less of the outstanding shares of the Company’s common stock. During fiscal 2009, the Compensation Committee granted options for approximately 1.8 million shares, which was approximately 3.0% of our average shares outstanding during fiscal year 2009 of 60.2 million Over the past three fiscal years, the Compensation Committee has granted options for an aggregate of approximately 3.0 million shares (adjusted for a two-for-one stock split on March 31, 2006), which annually averaged over the past three fiscal years approximately 1.6% of our average shares outstanding over the past three fiscal years of 61.7 million.

The Compensation Committee may also make other equity grants from time to time during the course of the year, such as when a new employee is hired, a current employee is promoted or recognition of special achievement.

The Compensation Committee has a policy of not granting any stock options until at least one business day after the Company has issued its quarterly and/or annual sales and earnings release, as well as the public release of any other pending material non-public information.

Post-Termination Continued Vesting and Exercisability of Employee Options in Certain Circumstances.

Commencing with the stock options granted to employees (including employee-directors) on September 18, 2008, if an employee ceases to be an employee of the Company for any reason (other than “Cause”), and such employee has achieved the “Total Years Test” (as defined below) as of his or her last day of employment, then all of such employee’s unvested stock options (granted on or after September 18, 2008) will continue to vest and remain exercisable for a period of five years from the date of termination, but not longer than the original term of each option, and provided that after the last unvested option vests, all options shall remain exercisable for one year thereafter, but not longer than the original term of each option. “Cause” shall mean, with respect to an employee’s termination, any of the following: (i) willful malfeasance, willful misconduct or gross negligence by such employee in connection with his or her duties, (ii) continuing refusal by an employee to perform his or her duties under any lawful direction of the Board after notice of any such refusal to perform such duties or direction was given to such employee, (iii) any willful and material breach of fiduciary duty owing to the Company or its affiliates by the employee, (iv) the employee’s conviction of a felony or any other crime resulting in pecuniary loss to the Company or its affiliates (including, but not limited to, theft, embezzlement or fraud) or involving moral turpitude, or (v) habitual drunkenness or narcotics addiction.

The “Total Years Test” shall mean 75 years, based on the sum of (i) the total number of years of employment with the Company or an affiliate, plus (ii) the employee’s age, which shall be at least age 60.

Special Grants of Restricted Stock

We do not have a regular program of granting to our executives shares of non-performance-based restricted stock. All grants of non-performance-based restricted stock are “special awards” based on outstanding performance, a promotion or an increase in responsibilities. In fiscal 2009, Vivian Behrens received a special grant of 10,000 shares of restricted stock, vesting at a rate of 20% per year subject to her continued service.

Fiscal 2010 Non-Qualified Stock Options

As part of the Compensation Committee’s review of equity awards for the Fall 2009 cycle and approval of stock option and restricted stock awards for eligible employees, the Compensation Committee approved stock option awards in September 2009 for our NEOs as follows: David Jaffe, options to purchase 80,000 shares, and options to purchase 20,000 shares to each of Mr. Correia, Ms. Behrens and Mr. Wexler.  Mr. Elliot Jaffe received an option to purchase 5,000 shares in accordance with the Company’s policy concerning director grants.

Long-Term Incentive Plans

During the first quarter of fiscal 2007, the Compensation Committee created a long-term incentive plan (an “LTIP”), which authorized the potential grant of performance-based restricted stock under our Equity Incentive Plan to our senior executives. LTIP performance goals are established annually, and the performance period for each annual plan consists of three consecutive fiscal years. The goal was to give each senior executive a substantial incentive to maximize our long-term financial performance. During the third quarter of fiscal 2007, the Compensation Committee decided to create two one-year “bridge” LTIPs for fiscal 2007 (the “2007 LTIP”) and fiscal 2008 (the “2008 LTIP”). The 2007 LTIP and 2008 LTIP plans each used a one-year performance period, consisting of fiscal 2007 and fiscal 2008, respectively. The 2009 Long-Term Incentive Plan (the “2009 LTIP”) used a three-year performance period consisting of fiscal 2007, fiscal 2008 and fiscal 2009. During the first quarter of fiscal 2008, the Compensation Committee established the 2010 Long-Term Incentive Plan (the “2010 LTIP”). The 2010 LTIP uses a three-year performance period consisting of fiscal 2008, fiscal 2009 and fiscal 2010. During the first quarter of fiscal 2009, the Compensation Committee established the 2011 Long-Term Incentive Plan (the “2011 LTIP”). The 2011 LTIP uses a three-year performance period consisting of fiscal 2009, fiscal 2010 and fiscal 2011. During the first quarter of fiscal 2010, the Compensation Committee established the 2012 Long-Term Incentive Plan (the “2012 LTIP”). The 2012 LTIP uses a three-year performance period consisting of fiscal 2010, fiscal 2011 and fiscal 2012.  With respect to the NEOs, the performance goals for the  2009 LTIP, 2010 LTIP, 2011 LTIP and 2012 LTIP performance periods are intended to constitute “performance goals” under our Equity Incentive Plan and, accordingly, shares granted under these LTIPs to the NEOs are intended to constitute “performance-based compensation” under Section 162(m) of the Code.

We expect that during the first quarter of each subsequent fiscal year, the Compensation Committee will establish a new Long-Term Incentive Plan. Each such plan will include potential grants of restricted stock based on our financial performance over three full fiscal years. Any shares granted under future long-term incentive plans will be intended to constitute “performance-based compensation” under Section 162(m) of the Code.

Each LTIP to date includes the potential grant of performance-based restricted stock under our Equity Incentive Plan to approximately 31 Company executives, including all of the NEOs, other than the Chairman. Each participant in each LTIP is assigned a “target” number of shares. The actual number of shares of restricted stock to be awarded at the end of the applicable performance period will depend on the Company’s achievement of three Company financial goals during the applicable performance period. The target shares for each LTIP are allocated one-third to each of the following three performance metrics: market capitalization growth, operating income growth, and return on invested capital. With respect to the 2012 LTIP, the Compensation Committee has decided to use total relative shareholder return as a performance metric in lieu of market capitalization growth.  The Compensation Committee has the right to change the performance metrics used in future LTIP plans as long as the performance metrics are already included in the Equity Incentive Plan, which was approved by our shareholders at the 2005 Annual Meeting. The percentage of shares awarded with respect to each of the performance metrics depends on the compounded annual increase over the applicable performance period for each such performance metric. The Company’s performance over the applicable performance periods required to achieve full payout of awards to participants in all of the LTIP plans was or is significantly higher than the annual performance goals set under the MIP described above.  As noted below, no awards were made under the 2008 or 2009 LTIP because the Company did not achieve threshold performance levels in any of the three LTIP performance categories. The target performance level established for the 2010 and 2011 LTIPs are within the same range of difficulty as our previously established LTIP cycles.

Any target shares awarded after the applicable performance period will then become subject to a three-year vesting period, with the awarded shares of restricted stock vesting one-third per year at the end of each of the next three years. The date of grant of shares of any earned restricted stock following the end of a performance period is called the “Grant Date”.   In connection with the Compensation Committee’s establishment of the 2012 LTIP, the Compensation Committee decided to change the vesting schedule of target shares awarded after the three-year performance period from a three-year period to a one-year vesting period.

Holders of outstanding restricted stock have the right to vote prior to vesting. Any shares awarded on the Grant Date will be subject to accelerated vesting upon the participant’s termination due to death or disability, upon a change of control, or upon achievement of the “Total Years Test”. The “Total Years Test” means 75 years, based on the sum of (i) the total number of full years of the participant’s continuous employment or consultancy with the Company, plus the participant’s age, which needs to be at least age 60. “Change of Control” is defined in the Equity Incentive Plan as: (a) a transfer of 30% or more of the Company’s voting securities; (b) a change in a majority of the members of the Company’s board of directors over any two-year period unless the new directors’ election to the board was approved by at least two-thirds of the existing directors; (c) a merger of the Company, unless the voting securities of the Company outstanding immediately prior to the merger continue to represent more than 50% of the voting securities of the Company or surviving entity outstanding immediately after such merger; (d) approval by the Company’s shareholders of a plan of liquidation or the sale of all or substantially all of the Company’s assets; (e) the Company’s board of directors no longer has any member of the Jaffe Family as a member; or (f) the Jaffe Family owns less than 5% of the voting securities of the Company. “Jaffe Family” means Elliot S. Jaffe, Roslyn S. Jaffe, David R. Jaffe, or any of their direct lineal descendants.

2007 Long-Term Incentive Plan

On September 20, 2007, our Compensation Committee determined that the Company had achieved an 82.9% payout of the 2007 LTIP performance goals (0% payout of the market capitalization growth goal, 99.5% payout of the operating income growth goal, and 149.1% of the return on invested capital goal). The aggregate payout percentage was calculated as the average of the three performance goal payout percentages. As a result, David R. Jaffe, Mr. Correia, Ms. Behrens and Mr. Wexler were awarded 10,866, 2,450, 2,371 and 1,541 shares, respectively, of the Company’s restricted stock. These shares became subject to a three-year vesting period, with the awarded shares of restricted stock vesting one-third per year at the end of each of the next three years.

All of Mr. Correia’s shares awarded under the 2007 LTIP were fully vested because he had achieved the Total Years Test; he had been employed by the Company for 17 years and he was over the age of 60, resulting in his total years of service being more than 75 years.

Because the three performance metrics were not approved by the Compensation Committee during the first 90 days of fiscal 2007, the shares granted under the 2007 LTIP did not constitute “performance-based compensation” under Section 162(m) of the Code.

2008 Long-Term Incentive Plan

No awards were made under the 2008 LTIP because the Company did not achieve threshold performance levels in any of the three performance categories for fiscal 2008.

2009 Long-Term Incentive Plan

No awards were made under the 2009 LTIP because the Company did not achieve threshold performance levels in any of the three performance categories for fiscal 2009.

No Delegation of Authority

The Compensation Committee does not delegate any authority for awards to NEOs or any other officers.

Executive Perquisites

Executive perquisites are not a significant component of our executive compensation program. We limit the use of perquisites among our eligible executives. The cost of perquisites for our NEOs is included in the “All Other Compensation” column of the Summary Compensation Table. The Company also offers broad health and welfare programs, which are available to our full-time employees generally.

Deferred Compensation

We maintain a non-qualified deferred compensation plan for approximately 63 of our executives, including all of our NEOs. We make Company contributions to this plan in an amount determined by us for each plan year. For fiscal 2009, Senior Vice Presidents and above, which included all of the NEOs, received a Company matching contribution of 100% on the first 5% of base salary and bonus deferred. See “Nonqualified Deferred Compensation in Fiscal 2009” below.

Severance and Change in Control Payments

All of our NEOs are entitled to receive severance payments and/or other benefits in the event of a change in control of the Company and/or upon the termination of the executive’s employment with the Company under specified circumstances. These arrangements provide essential protections to both the executive and the Company. Agreements providing for severance and change of control payments assist the Company in attracting and retaining qualified executives that could have other job alternatives. None of these arrangements provides any golden parachute tax “gross-up” payments under Code Section 280G.

Under David Jaffe’s employment agreement, in the event of a change-in-control, he is entitled to elect to terminate employment and to receive a severance payment of two times his base salary. He is the only executive officer entitled to enhanced severance pay in the event of a change in control. The Compensation Committee has evaluated David Jaffe’s employment agreement and believes that the change in control provision is appropriate given his long relationship and service with the Company and due to the fact that if a change-in-control were to occur, his responsibilities and services would likely be very different from those that currently exist.

For a description and quantification of these severance and change in control benefits, see the section entitled “Potential Payments upon Termination or Change in Control” below.

Impact of Accounting and Tax Matters

As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of compensation vehicles that we utilize. With respect to accounting matters, the Compensation Committee examines the accounting cost associated with equity compensation in light of FAS 123R.

With respect to tax matters, the Compensation Committee considers the impact of Section 162(m) of the Internal Revenue Code, which generally permits a tax deduction to public corporations for compensation over $1,000,000 paid in any fiscal year to a corporation’s NEOs only if the compensation qualifies as being performance-based under Section 162(m). We endeavor to structure our compensation to qualify as performance-based under Section 162(m) where it is reasonable to do so while meeting our compensation objectives.

Nonetheless, from time to time certain non-deductible compensation may be paid and the Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation in appropriate circumstances. In addition, it is possible that some compensation paid pursuant to certain equity awards may be non-deductible under Code Section 162(m).

Consideration of Prior Amounts Paid or Realized

Actual pay earned by our executive officers in prior years from annual incentive opportunities and long-term equity compensation is not specifically taken into account by the Compensation Committee in making a current year’s compensation decisions for (i) salary increases, (ii) target annual incentive compensation opportunity, (iii) target long-term equity incentive opportunity, or (iv) equity compensation. The Compensation Committee also does not specifically adjust a current year’s target incentive compensation in order to reflect the prior year’s actual earned cash or equity incentive compensation.

COMPENSATION AND STOCK INCENTIVE COMMITTEE REPORT

The following report of the Compensation and Stock Incentive Committee does not constitute soliciting material and shall not be deemed to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference into any document so filed except to the extent that the Company specifically incorporates this Compensation and Stock Incentive Committee Report by reference therein.

The Compensation and Stock Incentive Committee has reviewed and discussed with management the above Compensation Discussion and Analysis. Based on this review and discussion, the Compensation and Stock Incentive Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation and Stock Incentive Committee:

John Usdan, Chairman
Kate Buggeln
Randy L. Pearce

SUMMARY COMPENSATION TABLE

The table below summarizes information concerning compensation for fiscal 2009, fiscal 2008 and fiscal 2007 of those persons who were on July 25, 2009 our NEOs, including: (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) our three other most highly compensated executive officers, including our Founder and Chairman of the Board.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non- Equity Incentive Plan Compensa- tion ($) (1)	Change in Pension Value and Non-qualified Deferred Compen- sation Earnings ($) (3)	All Other Compensa- tion ($) (4)	Total ($)

David R. Jaffe	2009	$850,000	$255,000	$119,659	$538,178	—	—	$169,776	$1,932,613
President and	2008	850,000	—	302,698	358,148	—	—	177,749	1,688,596
Chief Executive Officer	2007	825,000	—	149,703	642,633	$825,000	—	174,384	2,616,720

Elliot S. Jaffe	2009	377,100	—	—	321,082	—	—	194,820	893,002
Founder and	2008	358,800	—	—	356,144	—	—	168,198	883,143
Chairman of the Board	2007	350,000	—	5,988	474,928	—	—	167,164	998,079

Armand Correia	2009	320,000	60,000	36,284	177,125	—	—	77,105	670,513
Executive Vice President and	2008	320,000	41,422	100,629	143,259	—	—	78,585	683,894
Chief Financial Officer	2007	310,000	—	63,446	189,971	186,000	—	66,276	815,693

Vivian Behrens	2009	325,000	60,000	128,155	177,125	—	—	134,165	824,446
Senior Vice President,	2008	310,000	59,520	142,099	138,963	—	—	108,190	758,772
Marketing	2007	300,000	—	86,113	178,349	180,000	—	101,868	846,331

Gene Wexler, Esq.	2009	270,000	50,000	28,696	135,589	—	—	84,706	568,990
Senior Vice President,	2008	270,000	32,400	61,096	86,155	—	—	37,184	486,834
General Counsel and	2007	260,000	—	52,477	85,464	156,000	—	23,470	577,411
Assistant Secretary

(1)
The amounts shown in fiscal 2009 and fiscal 2008 represent discretionary bonuses awarded to each NEO by the Compensation Committee. Fiscal 2007 amounts represent the annual incentive bonuses awarded under our Executive 162(m) Bonus Plan for David R. Jaffe, and under our Management Incentive Plan for Mr. Correia, Ms. Behrens and Mr. Wexler, as discussed under “Annual Incentive Bonus Plans” in the Compensation Discussion and Analysis. Elliot S. Jaffe is no longer eligible for annual incentive bonuses.

(2)
The amounts shown represent the compensation expense we recognized in fiscal 2009, fiscal 2008 and fiscal 2007 related to restricted stock and stock option awards calculated in accordance with FAS 123R, and therefore include amounts from awards granted in and prior to each such fiscal year. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of the valuation assumptions used in connection with awards made in fiscal 2009, 2008 and 2007, see “Share-based compensation” under Note 1 of the Notes to Consolidated Financial Statements in our 2009 Annual Report on Form 10-K filed with the SEC on September 21, 2009.

The Grants of Plan-Based Awards in Fiscal 2009 Table below includes additional information regarding the restricted stock and stock option awards granted to our NEOs during fiscal 2009, including the aggregate grant date fair value (computed in accordance with FAS 123R) of such awards.

(3)	We have no actuarial pension plans. All earnings in our nonqualified Executive Retirement Plan are at market values and are therefore omitted from the table.

(4)	A detailed breakdown of “All Other Compensation” for fiscal 2009 is provided in the table below.

Details of amounts included for fiscal 2009 in “All Other Compensation” column of Summary Compensation Table

The table below provides the details of amounts included for fiscal 2009 in the “All Other Compensation” column of the Summary Compensation Table for each NEO.

	Contributions
	to Executive
	Officer’s	Payments made
	Defined	for	Payments made	Commuting/
	Contribution	Supplemental	For	Automobile	Tax and
	Plan	Retirement	Life	Related	Accounting
Name	Accounts	Benefits (1)	Insurance	Payments (2)	Services	Total

David R. Jaffe	$42,500	—	$81,396	$40,935	$4,945	$169,776
Elliot S. Jaffe	18,854	$175,966	—	—	—	194,820
Armand Correia	18,071	—	34,940	24,094	—	77,105
Vivian Behrens	19,096	—	26,640	88,429	—	134,165
Gene Wexler, Esq.	15,120	—	53,865	15,720	—	84,706

(1)
Represents supplemental retirement benefit as discussed under “Retirement Agreements” below. This amount is adjusted on an annual basis for cost-of-living increases as determined using the Consumer Price Index.

(2)
Represents, for David R. Jaffe, the 2009 cost to the Company for his car service and, for Ms. Behrens, the cost to the Company of providing her with a car (including gas, maintenance, insurance, taxes and registration) and the cost of her driver, which is provided due to her lengthy commute.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2009

The following table provides information regarding the grants of plan-based awards made to the NEOs during fiscal 2009.

									All	All Other
									Other	Option
	Grant								Stock	Awards:
	Date								Awards:	Number
	or								Number	of		Exercise	Grant
	Perfor-		Estimated Future Payouts			Estimated Future Payouts			of	Securities		or Base	Date Fair
	mance		Under Non-Equity Incentive			Under Equity Incentive			Shares	Under-		Price of	Value of
Name	Period	Plan*	Plan Awards (1)			Plan Awards (2)			of Stock	lying		Option	Equity
			Thres-	Target	Max	Thres-	Target	Max	or Units	Options		Awards	Awards
			hold ($)	($)	($)	hold (#)	(#)	(#)	(#)(3)	(#)(4)		($/Sh)	($)

David R. Jaffe		162(m)	$170,000	$850,000	$850,000
	FY09-11	11LTIP				23,079	46,158	69,237					$692,832
	9/18/08	NQ								250,000		$14.99	1,460,000

Elliot S. Jaffe	9/18/08	NQ								5,000	(5)	14.99	29,200

Armand Correia		MIP	38,400	192,000	192,000
	FY09-11	11LTIP				6,396	12,791	19,187					191,993
	9/18/08	NQ								60,000		14.99	350,400

Vivian Behrens		MIP	37,200	186,000	186,000
	FY09-11	11LTIP				6,496	12,991	19,487					194,995
	9/18/08	NQ								60,000		14.99	350,400
	9/18/08	RS(3)							10,000				153,200

Gene Wexler		MIP	32,400	162,000	162,000
	FY09-11	11LTIP				4,048	8,095	12,143					121,506
	9/18/08	NQ								50,000		14.99	292,000

*	Plan:
MIP = Management Incentive Plan
NQ = Non-qualified stock options (granted under the Equity Incentive Plan)
11LTIP= 2011 Long-Term Incentive Plan (granted under the Equity Incentive Plan)
162(m) = Executive 162(m) Bonus Plan
RS = Restricted stock (granted under the Equity Incentive Plan)

(1)
Amounts represent the range of annual cash incentive awards the NEO was potentially entitled to receive based on the achievement of his or her performance goals during fiscal 2009 under the 162(m) Plan, for David R. Jaffe, and under the MIP, for Mr. Correia, Ms. Behrens and Mr. Wexler. Threshold represents the minimum payment under the plan which is 20% of the NEO’s maximum potential payment. Target represents the payment if 100% of the goals are achieved and Maximum represents the maximum payment possible under the plan (which is the same as the Target as the payments are capped at the Target amount). As described above in the Compensation Discussion and Analysis under “Annual Incentive Bonus Plans,” none of the eligible NEOs received payments of cash incentive awards because the threshold performance goals for fiscal 2009 were not achieved.  Discretionary cash bonus awards granted by the Compensation Committee are shown in the Summary Compensation Table above under the “Bonus” column.

Additional information regarding the 162(m) Plan and MIP and a description of the fiscal 2009 EBITDA performance goals are included above in the Compensation Discussion and Analysis under “Annual Incentive Bonus Plans”.

(2)
Amounts represent the range of shares of restricted stock that each eligible NEO may potentially be granted based on the achievement of his or her performance goals established for the three-year fiscal 2009, 2010 and 2011 cycle under the 2011 LTIP. The Compensation Committee established the performance metrics under the 2011 LTIP on September 18, 2008. However, shares are not actually granted to participants in the plan until the Compensation Committee has certified the level of achievement for each performance metric applicable to the 2011 LTIP and has determined the number of shares that each participant has earned, which will occur after the Company files its Annual Report on Form 10-K for fiscal 2011. The Threshold amount represents the minimum number of shares that could be awarded, the Target amount represents the number of shares that could be awarded if 100% of the goals are achieved, and the Maximum amount represents the maximum number of shares that could be awarded under the 2011 LTIP.

Any shares of restricted stock that may potentially be awarded under the 2011 LTIP cycle will vest in equal one-third increments over the course of the three years following the Compensation Committee’s determination of the award earned under the LTIP cycle. However, as described above in the Compensation Discussion and Analysis under “Long-Term Incentive Plans”, this vesting schedule may be accelerated upon the NEO’s termination due to death or disability, upon a change of control, or upon achievement of the “Total Years Test”. Prior to vesting, holders of restricted stock have the right to vote the shares.

Potential awards under the “2012 Long-Term Incentive Plan” are not reflected in this table as the potential awards were approved by the Compensation Committee after the end of fiscal 2009. Because the Company did not achieve its financial goal under the 2009 LTIP, no awards of restricted stock were made under the 2009 LTIP.

(3)
Represents a special grant of restricted stock awarded during fiscal 2009 to Ms. Behrens, which vests 20% per year at the end of each of the five years following the grant date. Prior to vesting, holders of restricted stock have the right to vote the shares.

(4)
Stock option awards reflected in this column were made pursuant to the Company’s annual stock option grant, as described above in the  Compensation Discussion and Analysis under “Non-Qualified Stock Options and Restricted Stock under the Company’s Equity Incentive Plan”.

(5)
Represents a stock option to purchase 5,000 shares of our common stock awarded to Elliot Jaffe in connection with his service as a director, as described above under “Questions and Answers About Our Board of Directors and Corporate Governance Matters – How are directors compensated?”

Equity incentives granted to our executives have historically been limited to stock options and restricted stock grants. Our executives do not participate in any other long- or short-term equity incentive plans.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2009

The following table provides information relating to outstanding equity awards held by the NEOs at July 25, 2009.

		Option Awards				Stock Awards
									Equity
								Equity	Incentive Plan
								Incentive Plan	Awards:
								Awards:	Market or
						Number	Market	Number	Payout
						of	Value of	of	Value of
		Number	Number			Shares	Shares or	Unearned	Unearned
		of	of			or Units	Units of	Shares, Units	Shares, Units
		Securities	Securities			of Stock	Stock	Or Other	Or Other
		Underlying	Underlying			That	That	Rights That	Rights That
		Unexercised	Unexercised			Have	Have	Have	Have
		Options	Options	Option	Option	Not	Not	Not	Not
		(#)	(#)	Exercise	Expiration	Vested	Vested	Vested	Vested
Name	Plan	Exercisable	Unexercisable	Price	Date	(#)	($) (1)	(#)	($) (2)

David R. Jaffe	NQ (3)	300,000	0	$3.52	8/11/2009	—	—	—	—
	NQ (3)	300,000	0	$7.56	6/4/2012	—	—	—	—
	NQ (3)	300,000	0	$6.76	12/9/2012	—	—	—	—
	NQ (4)	180,000	120,000	$11.84	10/12/2015	—	—	—	—
	NQ (7)	0	250,000	$14.99	9/18/2018	—	—	—	—
	RS (9)	—	—	—	—	1,600	$24,528	—	—
	07LTIP (12)	—	—	—	—	7,244	111,051	—	—
	10LTIP (13)	—	—	—	—	—	—	46,158	$714,064
	11LTIP (14)	—	—	—	—	—	—	46,158	714,064

Elliot S. Jaffe	NQ (4)	180,000	60,000	$11.84	10/12/2015	—	—	—	—
	NQ (6)	3,333	6,667	$14.06	11/28/2017	—	—	—	—
	NQ (8)	0	5,000	$14.99	9/18/2018	—	—	—	—

Armand Correia	NQ (3)	24,000	0	$6.76	12/9/2012	—	—	—	—
	NQ (4)	72,000	48,000	$11.84	10/12/2015	—	—	—	—
	NQ (7)	0	60,000	$14.99	9/18/2018	—	—	—	—
	RS (10)	—	—	—	—	3,000	45,990	—	—
	07LTIP (12)	—	—	—	—	0	0	—	—
	10LTIP (13)	—	—	—	—	—	—	10,426	161,290
	11LTIP (14)	—	—	—	—	—	—	12,791	197,877

Vivian Behrens	NQ (3)	73,200	0	$6.76	12/9/2012	—	—	—	—
	NQ (4)	57,000	48,000	$11.84	10/12/2015	—	—	—	—
	NQ (7)	0	60,000	$14.99	9/18/2018	—	—	—	—
	RS (10)	—	—	—	—	6,000	91,980	—	—
	RS (11)	—	—	—	—	10,000	153,300	—	—
	07LTIP (12)	—	—	—	—	1,581	24,237	—	—
	10LTIP (13)	—	—	—	—	—	—	10,100	156,247
	11LTIP (14)	—	—	—	—	—	—	12,991	200,971

Gene Wexler	NQ (4)	32,000	32,000	$11.84	10/12/2015	—	—	—	—
	NQ (5)	1,600	2,400	$23.30	11/29/2016	—	—	—	—
	NQ (7)	0	50,000	$14.99	9/18/2018	—	—	—	—
	RS (9)	—	—	—	—	4,000	61,320	—	—
	07LTIP (12)	—	—	—	—	1,027	15,744	—	—
	10LTIP (13)	—	—	—	—	—	—	6,598	102,071
	11LTIP (14)	—	—	—	—	—	—	8,095	125,230

(Footnotes relating to the “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2009” table on the preceding page.)

*	Plan/Type of Award:
NQ = Non-qualified stock option
RS = Restricted stock
07LTIP = 2007 Long Term Incentive Plan
10LTIP = 2010 Long Term Incentive Plan
11LTIP= 2011 Long Term Incentive Plan

(1)	The amounts in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($15.47) on July 24, 2009.
(2)
The amounts in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($15.47) on July 24, 2009. The amounts assume the Target amounts of each Long-Term Incentive Plan will be earned and the percentage of shares of restricted stock will vest based upon the achievement of each of the Plan’s minimum goals. The amounts indicated are not necessarily indicative of the amounts that may be realized by our NEOs.

(3)	This award is fully vested.
(4)	The unexercisable options relating to this award vest equally over the next two years on each October 12th.
(5)	The unexercisable options relating to this award vest equally over the next three years on each November 29th.
(6)	The unexercisable options relating to this award vest equally over the next two years on each November 28th.
(7)	The unexercisable options relating to this award vest equally over the next five years on each September 18th.
(8)	The unexercisable options relating to this award vest equally over the next three years on each September 18th.
(9)	The unvested shares of restricted stock vest equally over the next two years on each October 12th.
(10)	The unvested shares of restricted stock vest equally over the next three years on each November 29th.
(11)	The unvested shares of restricted stock vest equally over the next five years on each September 18th.
(12)
This award was the payout from the 2007 Long-Term Incentive Plan and vests in two remaining installments on July 28, 2009 and July 28, 2010. In the case of Mr. Correia these shares were immediately vested upon issuance as he met the criteria for immediate vesting.

(13)
This award relates to the 2010 Long-Term Incentive Plan and will vest in three equal installments on July 23, 2011, July 23, 2012 and July 23, 2013, provided we meet the minimum performance target necessary to achieve the minimum (threshold) payouts as defined in the Plan.

(14)
This award relates to the 2011 Long-Term Incentive Plan and will vest in three equal installments on July 23, 2012, July 23, 2013 and July 23, 2014, provided we meet the minimum performance target necessary to achieve the minimum (threshold) payouts as defined in the Plan.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2009

The following table shows information about stock options exercised by our NEOs and stock awards held by our NEOs that vested during fiscal 2009.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on	on	on	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($) (1)	(#)	($) (2)

David R. Jaffe	—	—	4,422	$63,128
Elliot S. Jaffe	60,000	$577,800	—	—
Armand Correia	—	—	1,000	7,838
Vivian Behrens	—	—	2,790	27,525
Gene Wexler	—	—	2,514	29,751

(1)
The value realized upon the exercise of the stock options reflect the number of options multiplied by the difference between the closing stock price of our common stock on the date of the exercise and exercise price of the options.

(2)	The value realized upon vesting of the stock awards is based on the closing stock price of our common stock on the date the awards vested.

PENSION BENEFITS

Other than the supplemental retirement benefit agreements for Elliot S. Jaffe and Mrs. Roslyn Jaffe (see “Retirement Agreements” below) we do not maintain any pension benefit plans for our officers or directors.

EMPLOYMENT AGREEMENTS AND EMPLOYMENT LETTERS

We have entered into “employment agreements” with Elliot S. Jaffe and David R. Jaffe. We have entered into “employment letters” with Armand Correia, Vivian Behrens and Gene Wexler. An “employment agreement” provides an executive with a time period (or “term”) during which he or she will be employed by the Company. An “employment letter” does not have a term of employment. Rather, the letter sets forth the minimum compensation and benefits that the executive will receive during his or her employment. An executive with an employment letter is an “employee at will”, i.e., the Company may terminate such executive at any time with or without cause, subject to any applicable severance provisions.

The Compensation Committee believes that these employment agreements and employment letters are important to our executives and to the Company. Each executive benefits from clarity of the terms of his or her employment. The Company enhances its ability to retain the services of its executives. The Compensation Committee periodically reviews the terms of the employment agreements and employment letters and amends them as necessary to remain competitive and to carry out its objectives. Details of the terms of the specific employment agreements and employment letters are discussed below.

David R. Jaffe

David R. Jaffe is employed by the Company pursuant to an employment agreement, dated May 2, 2002, which currently expires on July 30, 2010, and which contains successive automatic one-year renewal provisions. The agreement provides for an annual salary of $650,000 per year or such higher salary as the Compensation Committee may set from time to time (set at $850,000 for fiscal 2009 and increased to $900,000 for fiscal 2010). The agreement entitles Mr. Jaffe to participate in all of the Company’s retirement, insurance, bonus, incentive and other benefit plans, including the Company’s 162(m) Plan and its equity incentive plans. It also provides for certain perquisites, including the use of a car service ($40,935 in fiscal 2009) and tax preparation services ($8,800 in fiscal 2009). Mr. Jaffe may terminate his employment under his agreement following a Change in Control (as defined below under “Potential Payments Upon Termination or Change in Control—David R. Jaffe”). In such event, he would be entitled to a lump sum payment in an amount equal to two years’ salary. Mr. Jaffe may also terminate his employment under his agreement for “Good Reason” (as defined below under “Potential Payments Upon Termination or Change in Control—David R. Jaffe”) after providing at least 60 days prior written notice of termination. If Mr. Jaffe terminates his employment for Good Reason or the Company terminates his employment without “Cause” (as defined below under “Potential Payments Upon Termination or Change in Control—David R. Jaffe”), he would be entitled to continued payment of his salary for one year. The agreement further provides for payments of an amount equal to one year’s salary, and continued health and medical coverage for one year, following termination of employment by reason of death or disability. The agreement also contains non-competition restrictions effective during the employment term and for one year thereafter. For further information regarding Mr. Jaffe’s employment agreement and the payments to which he may be entitled thereunder, see below under “Potential Payments Upon Termination or Change in Control—David R. Jaffe.”

Elliot S. Jaffe

Elliot S. Jaffe, in accordance with the terms of an employment agreement, dated May 2, 2002, gave notice of his election to terminate his term as Executive Chairman of the Board effective on July 30, 2006. In an amendment effective July 30, 2006, the terms of the 2002 agreement were amended to provide that Mr. Jaffe will continue to be employed by the Company initially as Chairman of the Board at a reduced salary of $350,000 per year (subject to cost of living increases). The 2006 amendment eliminated a number of Mr. Jaffe’s personal benefits, including his eligibility for a bonus and any change-of-control payment. Under the 2006 amendment, commencing on July 30, 2006, Mr. Jaffe also became eligible to receive a supplemental retirement benefit of $150,000 per year for life, subject to an annual cost-of-living increase, as well as health insurance coverage for life similar to the Company’s current health plan. Mr. Jaffe is obligated to provide 24 days per fiscal year of advisory and consultative services and remains subject to non-competition restrictions. Mr. Jaffe, while he continues to serve as Chairman of the Board, shall be entitled to an office and secretarial assistance. All other terms, conditions and covenants of the 2002 agreement shall remain in full force and effect, including a lump sum payment equal to one-year’s salary based on the salary rate last in effect prior to his termination of employment by reason of death.

Employment Letters

We have entered into employment letters with each of Mr. Correia, Ms. Behrens and Mr. Wexler. A description of such letters follows:

Armand Correia

Mr. Correia’s employment letter was entered into in 1991. His employment can be terminated at any time by either the Company or Mr. Correia. Mr. Correia is entitled to a base salary of at least $150,000 per year (set at $320,000 for fiscal 2009 and increased to $342,000 for fiscal 2010), subject to possible increase based on annual performance reviews, as well as standard executive benefits, including participation in our bonus, option, life insurance, medical and dental, and short-term and long-term disability plans. He is also currently entitled to the use of a Company car. As discussed below under “Potential Payments Upon Termination or Change in Control”, Mr. Correia’s unvested stock options would automatically become fully exercisable in the event of a “change of control” (as defined in his employment letter).

Vivian Behrens

Ms. Behrens’ employment letter was entered into in 2002. As discussed below under “Potential Payments upon Termination or Change in Control”, should her employment be terminated by the Company for reasons other than death, disability or “just cause” involving misconduct, the Company will provide her with six months continuance of her base salary. She is entitled to a base salary of at least $240,000 per year (set at $325,000 for fiscal 2009 and increased to $340,000 for fiscal 2010), subject to possible increase based on annual performance reviews, as well as standard executive benefits, including participation in our bonus, option, life insurance, medical and dental, and short-term and long-term disability plans. The Company provides her with a car and pays for all gas, maintenance, repairs, insurance, taxes and registration expenses. Due to her lengthy commute, the Company also pays for the cost of her driver, up to $31,200 per year.

Gene Wexler

Mr. Wexler’s employment letter was entered into in 2005. As discussed below under “Potential Payments upon Termination or Change in Control”, should his employment be terminated by the Company for reasons other than death, disability or “just cause” involving misconduct, the Company will provide him with six months continuance of his base salary, and he will be eligible to continue to receive medical and dental coverage at the standard associate rate for six months following such termination. He is entitled to a base salary of at least $250,000 per year (set at $270,000 for fiscal 2009 and increased to $340,000 for fiscal 2010), subject to possible increase based on annual performance reviews, as well as standard executive benefits, including participation in our bonus, option, life insurance, medical and dental, and short-term and long-term disability plans. During fiscal 2009, Mr. Wexler also received a car allowance of $15,720.  For fiscal 2010 and thereafter, he will no longer receive a car allowance nor any allowance for life insurance.

Retirement Agreements

Elliot S. Jaffe

Commencing July 30, 2006, Elliot S. Jaffe became eligible to receive a supplemental retirement benefit of $150,000 per year for life, subject to an annual cost-of-living increase.

Mrs. Roslyn S. Jaffe

We also entered into a retirement agreement with Mrs. Jaffe. The agreement provides Mrs. Jaffe, in view of her role as co-founder of the Company and her 44 years of service to the Company, with a supplemental retirement benefit, commencing July 30, 2006, of $50,000 per year for life, subject to an annual cost-of-living increase.

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2009

After satisfying a waiting period, over 63 of our executives, including our NEOs, are eligible for participation in our Executive Retirement Plan, which is an unfunded, unsecured nonqualified defined contribution plan. The Executive Retirement Plan allows our executives to defer a maximum of 95% of their base salary and any bonuses paid or other performance-based cash compensation awarded. Elections to participate in the Executive Retirement Plan are made by our executives on an annual basis, prior to the beginning of the year in which the compensation is earned. Executives who elect to participate in the Executive Retirement Plan are not eligible to participate in our 401(k) plan.

We make Company contributions to the Executive Retirement Plan in an amount determined by us for each plan year. For fiscal 2009, Senior Vice Presidents and above, which included all of the NEOs, received a Company matching contribution of 100% on the first 5% of base salary and bonus deferred. Employees are immediately vested in deferrals of their own compensation. Company matching contributions vest in 25% increments after 2 years, 3 years, 4 years and 5 years of service with the Company.

The aggregate balance of each participant’s account consists of amounts that have been deferred by the participant, Company matching contributions, plus earnings (or minus losses). We do not deposit any amounts into any trust or other account for the benefit of plan participants. In accordance with tax requirements, the assets of the Executive Retirement Plan are subject to claims of our creditors. Account balances are deemed invested in accordance with investment elections designated by the executive. Investment option transfers may be made daily. There are 27 investment options available to plan participants, including fixed income funds, domestic and international equity funds, blended funds and pre-allocated lifestyle fund investments. Interest and gains or losses on each deemed investment are credited or debited to each participant’s account on a monthly basis based on the actual performance of the funds in which the participant is deemed invested.

Deferred account balances are distributed to the plan participants in accordance with elections made by the executive at the time the deferral is made, subject to Section 409A of the Code. A participant may elect to receive distributions, either in a lump sum or in installments, upon his or her termination of employment with the Company, disability, death, an unforeseeable emergency or a change of control, each of the last two events as defined in Section 409A of the Code. A participant may also elect to receive distributions while still employed by the Company if he or she elects to have in-service or education distributions, made at a date specified by the participant.

The following table shows the executive and Company contributions, earnings and account balances for the NEOs.

					Aggregate
			Aggregate		Balance
	Executive	Registrant	(Loss) Earnings	Aggregate	at Last
	Contributions	Contributions	in Last	Withdrawals/	Fiscal Year
	in Last FY	in Last FY	FY	Distributions	End
Name	($) (1)	($) (2)	($) (3)	($)	($)

David R. Jaffe	$100,000	$42,500	$(629,493)	—	$3,855,867
Elliot S. Jaffe	18,854	18,854	111,382	—	3,552,974
Armand Correia	247,351	18,071	128,462	—	4,172,503
Vivian Behrens	28,024	19,096	(30,948)	—	185,036
Gene Wexler	15,120	15,120	1,129	—	85,934

(1)
All executive contributions represent amounts deferred by each NEO under the Executive Retirement Plan and are included as compensation in the Summary Compensation Table under “Salary”,  “Bonus” and “Non-Equity Incentive Plan Compensation”.

(2)	All registrant contributions are reported under “All Other Compensation” in the Summary Compensation Table.
(3)
These amounts are not reported in the Summary Compensation Table as the earnings included in this column are based on the investment options selected by the NEO, none of which provide interest above the market rate.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Upon termination of their employment or a change in control of the Company, our NEOs will be entitled to various payments and other benefits pursuant to their respective employment agreements or employment letters. In addition, each of our NEOs would be entitled to certain benefits under our Equity Incentive Plan and other agreements upon death, disability or a change in control. These payments and benefits are described below and assume that the hypothetical termination event or change in control event occurred on July 24, 2009, the last business day of fiscal 2009.

In addition to these payments, participants in our Executive Retirement Plan, including the NEOs, may elect to receive distributions, either in a lump sum or in installments, upon his or her termination of employment with the Company, disability, death, or following a change of control (subject to Section 409A of the Code). Each NEO’s account balance under the Executive Retirement Plan as of the end of fiscal 2009 is set forth under the “Aggregate Balance at Last Fiscal Year End” column of the Nonqualified Deferred Compensation Table above.

David R. Jaffe

David R. Jaffe’s employment agreement provides for successive one-year terms of employment, each starting on July 31 of one year and ending on July 30 of the following year, unless either party gives not less than one year written notice of non-renewal to the other party.

Under the terms of his agreement, if Mr. Jaffe’s employment is terminated by the Company without “Cause” or by Mr. Jaffe for “Good Reason”, he would be entitled to one year’s salary continuation payable at the same time and in the same manner as such compensation was paid prior to termination. If we had terminated Mr. Jaffe’s employment without “Cause” or he terminated his employment for “Good Reason”, Mr. Jaffe would have received $850,000 of salary continuation, his base salary as of July 24, 2009. Mr. Jaffe will not receive any post-termination payments if his employment is terminated for “Cause”. “Cause” is generally defined to include conviction of a crime, intentional and willful failure to satisfactorily perform employment duties reasonably requested by our board of directors, fraud or embezzlement, gross misconduct or gross negligence, Mr. Jaffe’s intentional and willful act or omission which is materially detrimental to our business or reputation, or Mr. Jaffe’s willful breach of the covenants set forth in his employment agreement (which include covenants not to compete, not to solicit our employees and not to disparage the Company). “Good Reason” is generally defined in the agreement as the occurrence, without Mr. Jaffe’s consent, of any of the following: a material demotion in his position, job duties or responsibilities, our failure to pay him his compensation or benefits, the relocation of Mr. Jaffe’s principal place of work at least 35 miles from its current location, or any material breach of any of our obligations under his agreement, or a “Change in Control” followed by a termination of Mr. Jaffe’s employment.

Upon a “Change in Control”, Mr. Jaffe, at his option, may terminate his employment and receive in a single lump sum an amount equal to two years’ salary ($1,700,000). “Change in Control” is generally defined in David Jaffe’s employment agreement as: (a) the transfer of 30% or more of the outstanding common stock of the Company; (b) a change of a majority of the board of directors after May 2, 2002 (the “Incumbent Directors”), unless the election of a new director was supported by two-thirds of the Incumbent Directors (Incumbent Directors includes any new director whose election was supported by two-thirds of the Incumbent Directors); (c) the Company adopts a plan of liquidation; or (d) the Company disposes of all or substantially all of the assets or business of the Company pursuant to a merger or other transaction.

In the event that Mr. Jaffe’s employment is terminated by reason of death or disability, his employment agreement further provides for (i) life insurance or disability benefits, if any, under the Company’s plans and policies, (ii) payments of an amount equal to one year’s salary ($850,000) payable to Mr. Jaffe or his designated beneficiary or estate at the same time and in the same manner as such compensation was paid prior to termination and, in the event of death only, and  (iii) continuation for one year of health and medical insurance following such termination of employment.

The agreement contains non-competition and non-solicitation restrictions effective during the employment term and for one year thereafter as well as a perpetual non-disparagement restriction.

Elliot S. Jaffe

Under Elliot S. Jaffe’s employment agreement, as amended on July 10, 2006, he is no longer eligible for any payment upon a change of control of the Company. The 2006 amendment provides for a supplemental retirement benefit of $150,000 per year payable for life (subject to cost of living increases) and health insurance coverage similar to the Company’s current health plan for life. Mr. Jaffe’s designated beneficiary or estate is entitled to a lump sum payment equal to one-year’s salary upon his termination of employment by reason of death, which was $377,100 on July 24, 2009. Mr. Jaffe is subject to non-competition restrictions that remain in effect for as long as he is receiving compensation from the Company, provided that if the Company elects to terminate Mr. Jaffe’s employment, the non-competition restrictions will nevertheless remain in effect.

Armand Correia

Pursuant to Mr. Correia’s employment letter with the Company, he is not entitled to any salary continuation for any reason upon any termination of his employment. However, in the event of a “change of control” (which is defined in his employment letter as any change of control which needs to be disclosed in any SEC filing), all of Mr. Correia’s unvested stock options will automatically become fully exercisable. Assuming that the change of control took place on the last business day of our last completed fiscal year, i.e., on July 24, 2009, when our closing stock price was $15.47, the value of accelerating Mr. Correia’s unvested stock options as of such date would have been $203,040. This amount was calculated by multiplying the number of stock options which were unvested as of July 24, 2009 by the excess of the closing stock price on July 24, 2009 over the exercise price of Mr. Correia’s unvested stock options. Because Mr. Correia meets the “Total Years Test” all options held by him would also immediately vest upon his termination from the Company for any reason other than for cause.

Vivian Behrens

Pursuant to Ms. Behrens’ employment letter with the Company, should her employment be terminated by the company for reasons other than death, disability or “just cause” involving misconduct, the Company will provide her with six months continuance of her base salary. Ms. Behrens’ base salary was increased by the Compensation Committee as of October 1, 2008 to $325,000. Therefore, upon her termination of employment for reasons other than death, disability or “just cause involving misconduct,” Ms. Behrens would have been entitled to six months’ base salary continuation equaling a total benefit of $162,500.

Gene Wexler

Pursuant to Mr. Wexler’s employment letter with the Company, should his employment be terminated by the Company for reasons other than death, disability or “just cause” involving misconduct, the Company will provide him with six months continuance of his base salary. During this six-month period, he will also be eligible to continue his medical and dental coverage at the standard associate rate. Mr. Wexler’s base salary was last increased by the Compensation Committee on October 1, 2007 to $270,000. Therefore, upon his termination of employment for reasons other than death, disability or “just cause involving misconduct,” Mr. Wexler would have been entitled to six months’ base salary continuation equaling a total benefit of $135,000.

Acceleration of Equity Awards

As discussed under the heading “Non-Qualified Stock Options and Restricted Stock under the Company’s Equity Incentive Plan” in the Compensation Discussion and Analysis, eligible employees, including our NEOs, may be awarded non-qualified stock options, which generally vest over a period of five years, or shares of restricted stock, which generally vest over a period of three years, if granted following the actual achievement of performance goals under our LTIPs (unless the shares are subject to immediate vesting because the recipient satisfies the “Total Years Test”), or five years, if granted in connection with a special award. The Equity Incentive Plan and relevant award agreements, however, provide for the accelerated vesting of certain equity awards following a change in control of the Company or upon certain termination events, as described below.

Change in Control Provisions under the Equity Incentive Plan

Under the Equity Incentive Plan, stock options generally vest immediately upon the occurrence of a change in control.

“Change of Control” is defined in the Equity Incentive Plan as: (a) any person or group acquires 30% or more of the Company’s voting securities; (b) a change in a majority of the members of the Company’s board of directors over any two-year period unless the new directors’ election to the board was approved by at least two-thirds of the existing directors; (c) a merger of the Company, unless the voting securities of the Company outstanding immediately prior to the merger continue to represent more than 50% of the voting securities of the Company or surviving entity outstanding immediately after such merger; (d) approval by the Company’s shareholders of a plan of liquidation or the sale of all or substantially all of the Company’s assets; (e) the Company’s board of directors no longer has any member of the Jaffe Family as a member; or (f) the Jaffe Family owns less than 5% of the voting securities of the Company. “Jaffe Family” means Elliot S. Jaffe, Roslyn S. Jaffe, David R. Jaffe, or any of their direct lineal descendants.

Assuming that a change of control took place on the last business day of fiscal 2009, July 24, 2009, when our closing stock price was $15.47, the value of accelerating each of our NEOs unvested stock options as of such date would have been: David R. Jaffe $555,600; Elliot S. Jaffe $229,600;  Mr. Correia $203,040; Ms. Behrens $203,040; and Mr. Wexler $140,160. These amounts were calculated by multiplying the NEO’s number of stock options which were unvested as of July 24, 2009 by the excess of the closing stock price on July 24, 2009 over the exercise price of his or her unvested stock options.

Special Provisions Related to Option Awards

If, prior to the occurrence of a change in control, the Compensation Committee reasonably determines in good faith that the stock options will be honored or assumed, or new rights substituted, then stock options granted under the Equity Incentive Plan generally will not be subject to accelerated vesting upon a change in control.

If the stock options granted under the Equity Incentive Plan are accelerated upon a change in control, the Compensation Committee, in its sole discretion, may authorize the Company or its affiliates to purchase any such accelerated options by paying the option holder the difference between the exercise price of his or her option and the higher of: (i) the highest price paid for a share of common stock in any transaction related to the change in control, or (ii) the highest fair market value per share of common stock at any time during the 60 day period preceding the change in control.

Special Provisions Related to Restricted Stock Awards

Restricted stock awards granted under any completed LTIP cycle also would immediately vest in the event that a change in control occurs or the recipient’s employment is terminated due to death or disability. With respect to special awards of restricted stock (i.e., an award that was not made in connection with the Company’s LTIPs), unless otherwise determined by the Compensation Committee at the time of grant, any portion of such award of restricted stock that had not yet vested would vest immediately upon the occurrence of a change of control.

Assuming that a change of control (or termination terminated due to death or disability) took place on the last business day of fiscal 2009, July 24, 2009, when our closing stock price was $15.47, the value of accelerating each of our NEOs (other than our Chairman) unvested LTIP award as of such date would have been: David R. Jaffe $136,817; Mr. Correia $46,410; Ms. Behrens $271,978; and Mr. Wexler $61,880. These amounts were calculated by multiplying the NEO’s number of shares of unvested restricted stock LTIP awards as of July 24, 2009 by the closing stock price on July 24, 2009. Because Mr. Correia meets the “Total Years Test”, all shares of performance-based restricted stock granted under completed LTIP cycles have already vested.  However, Mr. Correia also has non-performance-based restricted shares that have not yet vested.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes our equity compensation plans as of July 25, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	7,192,103	$12.20	4,086,894
Equity compensation plans not approved by security holders	-	-	-

Total	7,192,103	$12.20	4,086,894

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and beneficial owners of more than 10% of our common stock to file reports with the SEC disclosing their ownership, and changes in their ownership, of our stock. Copies of these reports must also be furnished to us. Based solely upon our review of these copies, we believe that during fiscal 2009 all of such forms were filed on a timely basis by reporting persons.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS; RELATED PARTY TRANSACTIONS

In September 2007, the Board adopted a written policy for the review and approval or ratification of any transaction with a related person, which applies to related person transactions after the adoption date of the policy. Under this policy, related persons include our directors and executive officers and beneficial owners who are known to control over five percent of our common stock, as well as the immediate family members of any of the foregoing. The policy generally defines a related person transaction as one or a series of similar transactions, arrangements or relationships in which: (i) the Company was, is or will be a participant; (ii) a related person has a direct or indirect material interest; and (iii) the amount involved is expected to exceed $120,000 (determined without regard to the amount of profit or loss involved in the transaction). The policy does not cover arrangements available on the same basis to all employees generally or employment or compensation arrangements for our executive officers or director compensation arrangements.

Under the policy, a related person transaction requires the approval or ratification of the Audit Committee or the Chair of the Audit Committee in those situations in which the legal department, in consultation with the CEO or the Chief Financial Officer, determines that it is not practicable or desirable for us to wait until the next Audit Committee meeting for review. Prior to approving or ratifying any transaction, the Audit Committee or the Chair will consider the material facts of the transaction, including the related person’s relationship to us and their interest in the transaction, and will determine whether the transaction is entered into in good faith and on fair and reasonable terms to us. No person may participate in the review of a transaction in which such person, or any of his or her immediate family members, may have a direct or indirect material interest.

During fiscal 2009, no transactions were reviewed by the Audit Committee since there were no new related person transactions, or any modifications to existing related person transactions, during fiscal 2009.

See above under the heading “Employment Agreements and Employment Letters—Retirement Agreements”, for a description of our retirement agreement with Mrs. Roslyn S. Jaffe.  Ms. Jaffe is the spouse of Elliot S. Jaffe, Chairman of the Board and a Founder of our Company, and they are the parents of David R. Jaffe, a director and CEO, Elise Jaffe, a non-executive officer and a more than 5% shareholder, and Richard Jaffe, a more than 5% shareholder.

The Company leases two of its store locations from Nordan, LLC, a limited liability company of which Elliot S. Jaffe, Chairman of the Board (the “affiliated landlord”) is the sole member. The following table describes the terms of these leases:

Store Location	Expiration	Renewal Options	Square Feet	Minimum Annual Rent Per Square Foot
Norwalk, Connecticut	April 30, 2011	Until April 30, 2031	12,700	$11.22
Danbury, Connecticut	June 30, 2010	Until June 30, 2020	8,000	$21.16

These store rentals approximate the range of minimum rentals paid by the Company on its other store leases. The store leases also contain provisions for payment of a percentage of sales as additional rent when sales reach specified levels. The effective rent (total rent as a percentage of sales with respect to particular stores) for these stores is approximately eight percent (8%). During fiscal 2005, we exercised the renewal option in the lease for our Danbury, Connecticut store, extending the expiration date of the lease to June 30, 2010 and extending the renewal options contained in the lease until June 30, 2020. In connection with the extension, the minimum annual rent was increased from $13.00 per square foot to $21.16 per square foot, and the affiliated landlord agreed to a $25,000 rent credit upon the remodeling of the store. We believe that these leases are on terms that are comparable to terms we could obtain in arms-length negotiations with unrelated third parties for store locations in similar geographic areas. During fiscal 2009, we paid a total of approximately $336,671 in rent and related expenses.

PROPOSAL TWO

TO AMEND AND RE-APPROVE UNDER INTERNAL REVENUE CODE SECTION 162(M) THE MATERIAL TERMS OF PERFORMANCE-BASED AWARDS UNDER THE COMPANY’S EXECUTIVE 162(M) BONUS PLAN, AS AMENDED

Introduction
At the 2009 Annual Meeting of Shareholders, the Company is seeking (i) approval of a proposed amendment (the “Amendment”) to the Executive 162(m) Bonus Plan, as amended (the “162(m) Plan”), which is the Company’s performance-based cash incentive plan; and (ii) reapproval of the material terms of the 162(m) Plan and the performance-based awarded provided thereunder.

On September 29, 2005, the Board of Directors adopted the 162(m) Plan, subject to approval by the Company’s shareholders who approved the 162(m) Plan on November 30, 2005. The purpose of the 162(m) Plan is to give the Company a competitive advantage in attracting, retaining and motivating key executives and to provide the Company with the ability to provide cash incentive compensation that is linked to objective performance measures and  is not subject to the corporate federal tax deduction limitation rules under the Code, as described below.

On August 31, 2009, the Board adopted administrative amendments to the 162(m) Plan which expressly gave the Compensation Committee (in addition to the Board) the authority to: (i) determine the relevant performance periods under the 162(m) Plan, and (ii) amend the 162(m) Plan, subject to the limitations described below under “Term and Amendment to the 162(m) Plan.”

Under the 162(m) Plan as currently in effect, the maximum performance award that may be earned by a participant on an annual basis is the lesser of 100% of his or her annual base salary for such year or $1,500,000. On September 8, 2009, the Compensation Committee approved, subject to shareholder approval, the Amendment, which made the following changes to the 162(m) Plan: (a) the percentage limit for annual incentive awards based on annual salary was deleted in its entirety; and (b) the maximum dollar amount which could be paid in any year to any participant was increased to $5,000,000 from $1,500,000. The maximum payment has been changed from $1.5 million to $5 million to reflect salary increases during the life of the 162(m) Plan. If the Amendment is approved by our shareholders, the maximum allowable performance award that could potentially be earned by a participant would be increased to not more than $5,000,000 in any particular fiscal year (including fiscal year 2010). In the event that the Compensation Committee established a performance period shorter than a full fiscal year, the maximum potential amount awarded for that period would be proportionately reduced. The shareholders are being asked to approve the Amendment containing the foregoing changes and reapprove the material terms of the performance goals under the 162(m) Plan.

Shareholder approval of the Amendment and reapproval of the material terms of the 162(m) Plan are needed under Code Section 162(m) of the Internal Revenue Code if the Company is to preserve the Company’s ability to take a federal tax deduction for awards granted under the plan.  In the event that the required vote of the shareholders to approve the Amendment and reapproval of the 162(m) Plan is not obtained, the Amendment will not become effective and the Company will continue to make grants of awards pursuant to the terms of the 162(m) Plan as currently in effect and subject to applicable law.  Although the Company could have waited until next year to request reapproval of the material terms of the performance-based awards under the 162(m) Plan, the Company is seeking reapproval this year due to the Company’s adoption of the Amendment, which requires shareholder approval.

The following summary describes the principal provisions of the 162(m) Plan and the proposed Amendment. The summary does not purport to be complete and is qualified in its entirety by the full text of the 162(m) Plan, which is attached as Annex A to this Proxy Statement and which incorporates the Amendment.

Eligible Participants

No revisions to the eligible pool of participants have been made to the 162(m) Plan. The executive employees of the Company and its subsidiaries who are selected by our Compensation Committee are eligible to participate in the 162(m) Plan, which may include any of our NEOs. In fiscal 2009, our President and CEO, David R. Jaffe, was the only participant in 162(m) Plan.

Section 162(m) of the Code limits the deductible compensation paid to covered executive officers of publicly held corporations to $1,000,000. Any taxable compensation which is recognized by an executive officer who is a “covered employee” under Section 162(m) of the Code (generally, our CEO and the three other most highly compensated NEOs, other than the chief financial officer, employed at the end of the year) is subject to the limit. However, the limit does not apply if the compensation is awarded under a shareholder-approved plan document and otherwise meets the requirements for qualified performance-based compensation under Section 162(m) of the Code. The Company is requesting shareholder approval of the Amendment and reapproval of the material terms of the performance goals under the 162(m) Plan in order to meet the requirements for performance-based compensation under Section 162(m).

Plan Administration

The 162(m) Plan is administered by the Compensation Committee.  The Compensation Committee selects the key executives who will be eligible to receive awards, the target pay-out level and the performance targets.  The Compensation Committee certifies the level of attainment of performance targets.

General Description of the 162(m) Plan

Participants in the 162(m) Plan will be eligible to receive cash performance awards based on attainment by the Company and/or a subsidiary, division or other operational unit of the Company of specified performance goals to be established for each performance period by the Compensation Committee. The performance award will be payable as soon as administratively feasible following the end of the performance period with respect to which the payment relates, but only after the Compensation Committee certifies that the performance goals have been attained. A participant and the Company may agree to defer all or a portion of a performance award in a written agreement executed prior to the beginning of the performance period to which the performance award relates in accordance with any deferred compensation program in effect applicable to such participant. Any deferred performance award will not increase (between the date on which it is credited to any deferred compensation program and the payment date) by an amount that would result in such deferral being deemed as an “increase in the amount of compensation” under Code Section 162(m).  To the extent applicable, any deferral under the 162(m) Plan is intended to comply with the applicable requirements of Code Section 409A (and the regulations thereunder) and will be limited, construed and interpreted in a manner so as to comply therewith.

Performance Criteria

Code Section 162(m) requires that performance awards be based upon objective performance measures. No revisions to the applicable performance goals have been made to the 162(m) Plan. The performance goals will be based on one or more of the following criteria with regard to the Company (or any subsidiary, division, other operational unit or administrative department of the Company):

•	the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets;

•	the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits, including that attributable to continuing and/or other operations;

•	the attainment of certain target levels of, or a specified increase in, operational cash flow;

•
the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Compensation Committee;

•	the attainment of certain target levels of, or a specified percentage increase in, earnings per share or earnings per share from continuing operations;

•	the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions;

•	the attainment of certain target levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital or return on committed capital);

•	the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholder equity;

•	the attainment of certain target levels of, or a percentage increase in, market share;

•	the attainment of certain target levels of, or a percentage increase in, the fair market value of the shares of the Company’s common stock;

•	the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends;

•
the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs; or

•	the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula.

In addition, such performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under the Code, the Compensation Committee may:  (i) designate additional business criteria on which the performance goals may be based; or (ii) adjust, modify or amend the aforementioned business criteria.

Term and Amendment to the 162(m) Plan

The 162(m) Plan may be amended or discontinued by the Board or Compensation Committee at any time.  However, shareholder approval is required for an amendment that increases the maximum payment which may be made to any individual for any performance period above the award limits described above and specified in the 162(m) Plan, materially alters the business criteria on which performance goals are based, changes the class of employees eligible to participate in the 162(m) Plan or otherwise requires shareholder approval under Code Section 162(m).  In addition, the performance goals under the 162(m) Plan must be reapproved by the shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the performance goals (the “Five-Year Period”).  If the Company’s shareholders approve this Proposal Two, a new Five-Year Period will apply.

The 162(m) Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), nor is it intended to be qualified under Code Section 401(a).

Future Awards under the 162(m) Plan

Future awards under the 162(m) Plan will be made at the discretion of the Compensation Committee in accordance with the terms of the 162(m) Plan. Consequently, we cannot determine with respect to any particular person or group the awards that will be made in the future pursuant to the 162(m) Plan.  No awards were paid under the 162(m) Plan in fiscal 2009. Historically and in fiscal 2009, the Compensation Committee set the maximum cash performance-based incentive award that could be earned by David R. Jaffe under the 162(m) Plan at an amount equal to 100% of his salary. For fiscal 2010, the Compensation Committee has determined to continue this practice and has resolved that, subject to the Company’s and his achievement of the performance goals established by the Compensation Committee, Mr. Jaffe will be eligible to potentially receive a target cash performance-based incentive award in the amount of $900,000 (the amount equal to his fiscal 2010 salary) under the 162(m) Plan, provided that the Amendment and the material terms of performance-based awards are approved by our shareholders at the 2009 Annual Meeting of Shareholders.

Required Vote

Approval of the proposed amendment requires that the votes cast in favor of the proposal exceed the votes cast in opposition to the proposal at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO AMEND AND RE-APPROVE UNDER INTERNAL REVENUE CODE SECTION 162(M) THE MATERIAL TERMS OF PERFORMANCE-BASED AWARDS UNDER THE COMPANY’S EXECUTIVE 162(M) BONUS PLAN, AS AMENDED.

PROPOSAL THREE

RATIFICATION OF THE ENGAGEMENT OF INDEPENDENT AUDITORS

For fiscal 2009, Deloitte & Touche LLP (“Deloitte & Touche”) provided audit services, which included examination of our annual consolidated financial statements. The Audit Committee has selected Deloitte & Touche to provide audit services to us and our subsidiaries for the fiscal year ending July 31, 2010. The shareholders are being requested to ratify such selection at the 2009 Annual Meeting. A representative of Deloitte & Touche will attend the Annual Meeting to make any statements he or she may desire to make and to respond to appropriate shareholder questions.

Although this appointment is not required to be submitted to a vote of the shareholders, the Audit Committee believes it is appropriate as a matter of policy to request that the shareholders ratify the appointment. Assuming a quorum is present, the appointment of the independent registered public accounting firm will be ratified if the votes cast in favor of ratification exceed the votes cast in opposition to ratification, present in person or represented by Proxy at the 2009 Annual Meeting and entitled to vote. If the shareholders do not ratify the appointment, the Audit Committee will consider the selection of another independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JULY 31, 2010.

INFORMATION REGARDING THE INDEPENDENT AUDITORS

The Audit Committee selected Deloitte & Touche LLP as auditors with respect to the financial statements of the Company for the fiscal year ending July 31, 2010.

FEES PAID TO INDEPENDENT AUDITORS

The following table shows the fees billed by Deloitte & Touche LLP for the past two fiscal years for audit and other related fees:

	Fiscal	Fiscal
	2009	2008

Audit Fees (1)	$1,878,915	$2,606,000
Audit-Related Fees (2)	961,175	239,173
Tax Fees (3)	578,670	443,000
All Other Fees	—	—
Total Fees	$3,418,760	$3,288,173

(1) Fees for audit services billed in fiscal 2009 and fiscal 2008 consist of the annual audit of the Company’s financial statements, interim reviews of the quarterly consolidated financial statements and auditing the Company’s internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2) Audit-related fees consist principally of audits of employee benefit plans.  In addition, fiscal 2009 includes fees billed for due diligence and other services performed in connection with our proposed acquisition of Tween Brands, Inc.

(3) Tax fees represent fees billed for professional services rendered for tax compliance and related matters such as federal, state and local taxes, tax planning and advisory services.

The Audit Committee has established a policy concerning the pre-approval of the audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services to be performed by Deloitte & Touche, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services provided by the independent registered public accounting firm are regularly reviewed in accordance with the pre-approval policy. At subsequent Audit Committee meetings, the Audit Committee receives updates on services being provided by the independent registered public accounting firm, and management may present additional services for approval. The procedures permit limited amounts of services to be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee.

During fiscal 2009, the Audit Committee pre-approved all of the services provided by the auditors. The Audit Committee considered whether the provision of non-audit services is permitted under applicable laws and regulations and is compatible with maintaining the independence of Deloitte & Touche LLP.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference into any document so filed except to the extent that the Company specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors and is directly responsible for the compensation, appointment and oversight of our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal control over financial reporting, and reports to the Audit Committee on any deficiencies found. Our independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte & Touche”), is responsible for auditing our financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles, as well as examining and reporting on management’s assertion about the effectiveness of our internal controls over financial reporting. Under its written charter, our Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, has direct access to our independent registered public accounting firm as well as any of our employees, and has the ability to retain, at our expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

The Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended July 25, 2009 with management and Deloitte & Touche. The Audit Committee has also discussed and reviewed with Deloitte & Touche the matters required to be discussed by Statements on Auditing Standards No. 61, as amended, “Communications with Audit Committees”, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee obtained from Deloitte & Touche the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence and discussed with Deloitte & Touche their independence from management and the Company. The Audit Committee has also considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining their independence, and has satisfied itself with respect to Deloitte & Touche’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended July 25, 2009 for filing with the SEC.

Audit Committee:

Randy Pearce, Chair
Kate Buggeln
John Usdan

BY ORDER OF THE BOARD OF DIRECTORS
ELLIOT S. JAFFE
Chairman of the Board

ANNEX A

THE DRESS BARN, INC.
EXECUTIVE 162(m) BONUS PLAN, AS AMENDED

(Reflects Amendment Number One adopted by the Board of Directors on August 31, 2009 and, subject to shareholder approval, Amendment Number Two adopted by the Compensation Committee on September 8, 2009)

1.	PURPOSE

The purpose of this Plan is to attract, retain and motivate key executive employees by providing cash performance awards to designated key executive employees of the Company and its Subsidiaries.  This Plan shall be effective upon the approval of the Plan by the shareholders of the Company in accordance with the laws of the State of Connecticut.

2.	DEFINITIONS

Unless the context otherwise requires, the follow terms shall have the meanings set forth below:

(a)	“Award” - shall mean the total Performance Award as determined under the Plan.

(b)	“Board” - shall mean the Board of Directors of the Company.

(c)	“Change in Control of the Company” - shall have the meaning set forth in Exhibit A.

(d)	“Code” - shall mean the Internal Revenue Code of 1986, as amended and any successor thereto.

(e)	“Code Section 162(m)” - shall mean the exception for performance-based compensation under Section 162(m) of the Code or any successor section and the Treasury regulations promulgated thereunder.

(f)	“Company” - shall mean The Dress Barn, Inc. and any successor by merger, consolidation or otherwise.

(g)
“Committee” - shall mean the Compensation Committee of the Board or such other Committee of the Board that is appointed by the Board all of whose members shall satisfy the requirements to be “outside directors,” as defined under Code Section 162(m).

(h)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and any successor thereto.

(i)	“Individual Target Award” - shall mean the targeted performance award for a Performance Period specified by the Committee as provided in Section 5 hereof.

(j)	“Participant” - shall mean an employee of the Company or a Subsidiary selected, in accordance with Section 4 hereof, to be eligible to receive an Award in accordance with this Plan.

(k)	“Performance Award” - shall mean the amount paid or payable under Section 6 hereof.

(l)	“Performance Goal” - shall mean the objective performance goals, formulae or standards that the Committee shall establish in accordance with Section 6.2 hereof.

(m)	“Performance Period” - shall mean a period of one (1) year, fiscal or calendar, or less, as determined by the Board or the Committee.

(n)	“Plan” - shall mean this The Dress Barn, Inc. Executive 162(m) Bonus Plan.

(o)
“Subsidiary” - shall mean, other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation or trade or business (including, without limitation, a partnership or limited liability company) which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Subsidiaries; or (iii) any other entity in which the Company or any of its Subsidiaries has a material equity interest and which is designated as a “Subsidiary” by resolution of the Committee.

3.	ADMINISTRATION AND INTERPRETATION OF THE PLAN

The Plan shall be administered by the Committee.  The Committee shall have the exclusive authority and responsibility to:  (i) interpret the Plan; (ii) approve the designation of eligible Participants; (iii) set the performance criteria for Awards within the Plan guidelines; (iv) certify attainment of performance goals and other material terms; (v) reduce Awards as provided herein; (vi) authorize the payment of all benefits and expenses of the Plan as they become payable under the Plan; (vii) adopt, amend and rescind rules and regulations relating to the Plan; and (viii) make all other determinations and take all other actions necessary or desirable for the Plan’s administration including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in this Plan in the manner and to the extent it shall deem necessary to carry this Plan into effect, but only to the extent any such action would be permitted under Code Section 162(m).

Decisions of the Committee shall be made by a majority of its members.  All decisions of the Committee on any question concerning the selection of Participants and the interpretation and administration of the Plan shall be final, conclusive and binding upon all parties.  The Committee may rely on information, and consider recommendations, provided by the Board or the executive officers of the Company.  The Plan is intended to comply with Code Section 162(m), and all provisions contained herein shall be limited, construed and interpreted in a manner to comply therewith.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company or its affiliates to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees, which fees shall be paid as incurred) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of or in connection with any action, omission or determination relating to the Plan, unless, in each case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.  The foregoing provisions are in addition to and shall not be deemed to limit or modify, any exculpatory rights or rights to indemnification or the advancement of expenses that any such persons may now or hereafter have, whether under the Company’s Amended and Restated Certificate of Incorporation, the Connecticut Business Corporation Act or otherwise.

4.	ELIGIBILITY AND PARTICIPATION

(a)
For each Performance Period, the Committee shall select the employees of the Company and its Subsidiaries who are to participate in the Plan from among the executive employees of the Company and its Subsidiaries.

(b)
No person shall be entitled to any Award under this Plan for any Performance Period unless he or she is so designated as a Participant for that Performance Period.  The Committee may add to or delete individuals from the list of designated Participants at any time and from time to time, in its sole discretion, subject to any limitations required to comply with Code Section 162(m).

5.	INDIVIDUAL TARGET AWARD

For each Participant for each Performance Period, the Committee may specify a targeted performance award, which shall be referred to herein as an Individual Target Award.  The Individual Target Award may be expressed, at the Committee’s discretion, as a fixed dollar amount, a percentage of base pay or total pay (excluding payments made under this Plan), or an amount determined pursuant to an objective formula or standard.  Establishment of an Individual Target Award for an employee for a Performance Period shall not imply or require that the same level or any Individual Target Award be set for any subsequent Performance Period.  At the time the Performance Goals are established (as provided in Section 6.2 below), the Committee shall prescribe a formula to determine the percentages (which, subject to Section 6.5 hereof, may be greater than one-hundred percent (100%)) of the Individual Target Award which may be payable based upon the degree of attainment of the Performance Goals during the Performance Period.  Notwithstanding anything else herein, unless otherwise specified by the Committee with respect to an Individual Target Award, the Committee may, in its sole discretion, elect to pay a Participant an amount that is less than the Participant’s Individual Target Award (or attained percentage thereof) regardless of the degree of attainment of the Performance Goals; provided that no such discretion to reduce an Award earned based on achievement of the applicable Performance Goals shall be permitted for the Performance Period in which a Change in Control of the Company occurs, or during such Performance Period with regard to the prior Performance Period if the Awards for the prior Performance Period have not been made by the time of the Change in Control of the Company, with regard to individuals who were Participants at the time of the Change in Control of the Company.

6.	PERFORMANCE AWARD PROGRAM

6.1         Performance Awards.  Subject to Section 7 herein, each Participant is eligible to receive up to the achieved percentage of their Individual Target Award for such Performance Period (or, subject to the last sentence of Section 5, such lesser amount as determined by the Committee in its sole discretion) based upon the attainment of the objective Performance Goals established pursuant to Section 6.2 and the formula established pursuant to Section 5.  Except as specifically provided in Section 7, no Performance Award shall be made to a Participant for a Performance Period unless the minimum Performance Goals for such Performance Period are attained.

6.2         Performance Goals.  The Committee shall establish the objective performance goals, formulae or standards and the Individual Target Award (if any) applicable to each Participant or class of Participants for a Performance Period in writing prior to the beginning of such Performance Period or at such later date as permitted under Code Section 162(m) and while the outcome of the Performance Goals are substantially uncertain.  Such Performance Goals may incorporate, if and only to the extent permitted under Code Section 162(m), provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.  To the extent any such provision would create impermissible discretion under Code Section 162(m) or otherwise violate Code Section 162(m), such provision shall be of no force or effect.  These Performance Goals shall be based on one or more of the following criteria with regard to the Company (or a Subsidiary, division, other operational unit or administrative department of the Company):  (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits, including without limitation that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of certain target levels of, or a specified percentage increase in, earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions; (vii) the attainment of certain target levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital or return on committed capital); (viii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholder equity; (ix) the attainment of certain target levels of, or a percentage increase in, market share; (x) the attainment of certain target levels of, or a percentage increase in, the fair market value of the shares of the Company’s common stock; (xi) the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; (xii)  the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs; or (xiii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or Subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations.  To the extent permitted under Code Section 162(m), but only to the extent permitted under Code Section 162(m) (including, without limitation, compliance with any requirements for shareholder approval), the Committee may: (i) designate additional business criteria on which the Performance Goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

6.3         Except as otherwise provided herein, the measures used in Performance Goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Committee consistent with the requirements of Code Section 162(m)(4)(C) and the regulations thereunder:

(a)           all items of gain, loss or expense for the fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) or the financial statements of the Company (or a Subsidiary, division, other operational unit or administrative department of the Company);

(b)           all items of gain, loss or expense for the fiscal year that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) during the fiscal year; and

(c)           all items of gain, loss or expense for the fiscal year that are related to changes in accounting principles or to changes in applicable law or regulations.

6.4         To the extent any objective Performance Goals are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee as exercised at the time the Performance Goals are set.

6.5           Maximum Performance Award.  The maximum Performance Award payable to a Participant for any Performance Period based on a one (1) year period (whether fiscal or calendar) shall in no event exceed $5,000,000.  For any Performance Period of less than one (1) year the maximum Performance Award limit shall be reduced on a pro rata basis.

6.6         Payment Date; Committee Certification.  Performance Awards will be paid as soon as administratively feasible after the Performance Period in which they are earned, but not before the Committee certifies in writing that the Performance Goals specified pursuant to Section 6.2 (except to the extent permitted under Code Section 162(m) and provided in Section 7 with regard to death, disability or Change in Control of the Company or certain other termination situations) were, in fact, satisfied, except as may otherwise be agreed by a Participant and the Company in a written agreement executed prior to the beginning of the Performance Period to which the Performance Award relates in accordance with any deferred compensation program, if any, in effect applicable to such Participant.  The Committee shall use its best efforts to make a determination with regard to satisfaction of the Performance Goals within two and one-half (2½) months after the end of each Performance Period.  Any Performance Award deferred by a Participant shall not increase (between the date on which the Performance Award is credited to any deferred compensation program applicable to such Participant and the payment date) by an amount that would result in such deferral being deemed as an “increase in the amount of compensation” under Code Section 162(m).  The Participant shall have no right to receive payment of any deferred amount until he or she has a right to receive such amount under the terms of the applicable deferred compensation program.  To the extent applicable, any deferral under this section is intended to comply with the applicable requirements of Code Section 409A (and the regulations thereunder) and shall be limited, construed and interpreted in a manner so as to comply therewith.

7.	EMPLOYMENT ON AWARD DATE GENERALLY REQUIRED FOR AWARD

No Award shall be made to any Participant who is not an active employee of the Company or one of its Subsidiaries or affiliates on the date Awards for the Performance Period are generally paid to Participants; provided, however, that the Committee, in its sole and absolute discretion, may make Awards to Participants for a Performance Period in circumstances that the Committee deems appropriate including, but not limited to, a Participant’s death, disability, retirement or other termination of employment during such Performance Period and the Committee shall be required to make at least a pro-rata Award through the date of a Change in Control of the Company to each Participant who is a Participant at the time of such Change in Control of the Company.

8.	NON-ASSIGNABILITY

No Award under this Plan nor any right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, garnishment, execution or levy of any kind or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber and to the extent permitted by applicable law, charge, garnish, execute upon or levy upon the same shall be void and shall not be recognized or given effect by the Company.

9.	NO RIGHT TO EMPLOYMENT

Nothing in the Plan or in any notice of award pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or one of its Subsidiaries or affiliates nor affect the right of the Company or any of its Subsidiaries or affiliates to terminate the employment of any Participant.

10.	AMENDMENT OR TERMINATION

The Board (or a duly authorized committee thereof) or the Committee may, in its sole and absolute discretion, amend, suspend or terminate the Plan or adopt a new plan in place of this Plan at any time; provided, that no such amendment shall, without the prior approval of the shareholders of the Company entitled to vote thereon in accordance with the laws of the State of Connecticut to the extent required under Code Section 162(m):  (i) materially alter the Performance Goals as set forth in Section 6.2; (ii) increase the maximum amount set forth in Section 6.5; (iii) change the class of eligible employees set forth in Section 4(a); or (iv) implement any change to a provision of the Plan requiring shareholder approval in order for the Plan to continue to comply with the requirements of Code Section 162(m).  Furthermore, no amendment, suspension or termination shall, without the consent of the Participant, alter or impair a Participant’s right to receive payment of an Award for a Performance Period otherwise payable hereunder.  In addition, no Award shall be granted based on the Performance Goals established on or after the first shareholder meeting that occurs in the fifth year following the year in which the shareholders previously approved the Performance Goals, unless the shareholders reapprove the Performance Goals on or before such shareholder meeting.  Notwithstanding anything herein to the contrary, any provision in this Plan that is inconsistent with Code Section 409A shall be deemed to be amended to comply with Code Section 409A and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.  The Board (or a duly authorized committee thereof) may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Plan to comply with Code Section 409A and the regulations thereunder or any other applicable law without Participant consent.

11.	SEVERABILITY

In the event that any one or more of the provisions contained in the Plan shall, for any reason, be held to be invalid, illegal or unenforceable, in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.

12.	WITHHOLDING

The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to the Plan.

13.	GOVERNING LAW

This Plan and any amendments thereto shall be construed, administered, and governed in all respects in accordance with the laws of the State of Connecticut (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

Exhibit A

A Change in Control of the Company shall be deemed to have occurred:

i.
                upon any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

ii.
                during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (iii), or (iv) of this Exhibit A) or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

iii.
                upon a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (i) above) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company;

iv.
                upon approval by the shareholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale;

v.	upon the Board no longer having any member of the Jaffe Family (as defined below) serving as a member of the Board; or

vi.
                upon the Jaffe Family owning (as defined in Rule 13d-3 under the Exchange Act), on a aggregate basis, directly or indirectly, securities of the Company representing less than 5% of the combined voting power of the Company’s then outstanding securities.

For the purposes of this Exhibit A paragraphs (v) and (vi), the “Jaffe Family” shall mean Elliot S. Jaffe, Roslyn S. Jaffe, David R. Jaffe, or any of their direct lineal descendants.

The Company’s Board of Directors requests that you date and sign the enclosed proxy and return it in the enclosed, self-addressed envelope.  No postage is required if you mail it in the United States.  Your prompt response will be helpful, and we appreciate your cooperation.

THE DRESS BARN, INC.
30 Dunnigan Drive
Suffern, New York 10901

This Proxy is Solicited on Behalf of The Board of Directors

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on Wednesday, December 9, 2009:  Our proxy statement and annual report for the fiscal year ended July 25, 2009 are available at https://materials.proxyvote.com/261570.

The undersigned hereby appoints Elliot S. Jaffe and Klaus Eppler, and each or either of them, proxies for the undersigned with full power of substitution, to appear and vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present, and otherwise with the same force and effect as the undersigned, at the Annual Meeting of Shareholders of the Company to be held at the corporate offices of the Company at 30 Dunnigan Drive, Suffern, New York, on Wednesday, December 9, 2009 at 2:00 P.M., and any adjournments thereof, upon the matters set forth in the Notice of such meeting and Proxy Statement, receipt of which is hereby acknowledged:

Continued and to be signed on reverse side)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS: PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.	☒

1. PROPOSAL ONE TO ELECT TWO DIRECTORS FOR TERMS EXPIRING IN 2012. John Usdan (3-year term) Randy L. Pearce (3-year term)	FOR ALL nominees listed to the left (except as marked to the contrary). ☐	WITHHOLD AUTHORITY to vote for all nominees listed to the left. ☐	2. PROPOSAL TWO TO AMEND AND RE-APPROVE UNDER INTERNAL REVENUE CODE SECTION 162(M) THE MATERIAL TERMS OF PERFORMANCE- BASED AWARDS UNDER THE COMPANY’S EXECUTIVE 162(M) BONUS PLAN, AS AMENDED.	FOR ☐	AGAINST ☐	ABSTAIN ☐
			3. PROPOSAL THREE TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JULY 31, 2010.	FOR ☐	AGAINST ☐	ABSTAIN ☐
TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NAME OF THE NOMINEE IN THE SPACE PROVIDED BELOW:

___________________________________________________________

___________________________________________________________

___________________________________________________________

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all nominees as Director, FOR Proposals 2 and 3, and, in the discretion of the proxy holders named herein, on any other matters as may properly come before the meeting and any postponements or adjournments thereof.

Signature(s): _____________________________________________	Date: _____________, 2009

Signature(s): _____________________________________________	Date: _____________, 2009

IMPORTANT: Please sign here exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.